                                                                    EXHIBIT 10.1



                     REVOLVING CREDIT AND SECURITY AGREEMENT


                                      AMONG

                       SUPERIOR CONSULTANT COMPANY, INC.,
                             A MICHIGAN CORPORATION

                                   ("DEBTOR")

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION,
                             A DELAWARE CORPORATION

                                       AND

                                 COMTRUST, LLC,
                      A MICHIGAN LIMITED LIABILITY COMPANY

                             (TOGETHER, "GUARANTOR")

                                       AND

                                FIFTH THIRD BANK,
                         A MICHIGAN BANKING CORPORATION

                                   ("LENDER")

                              SOUTHFIELD, MICHIGAN




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                     REVOLVING CREDIT AND SECURITY AGREEMENT


         THIS Revolving Credit and Security Agreement ("Agreement"), dated May 14, 2003, is among FIFTH THIRD BANK, a Michigan banking corporation (the "Lender"), as lender, with offices at 1000 Town Center, Southfield, Michigan 48075 and SUPERIOR CONSULTANT COMPANY, INC., a Michigan corporation (the "Debtor"), as borrower, with its principal offices at 17570 W. 12 Mile Road, Southfield, Michigan 48076 and SUPERIOR CONSULTANT HOLDINGS CORPORATION, a Delaware corporation ("Superior Holdings"), and COMTRUST, LLC, a Michigan limited liability company ("Comtrust") (Superior Holdings and Comtrust are collectively referred to herein as the "Guarantor").

                                    RECITALS

         A. The Debtor has requested and, subject to the terms and conditions of this Agreement, the Lender has agreed to make a certain loans (collectively the "Loan") available to the Debtor as follows:

                  (1) A revolving line of credit in the principal amount of up to Eight Million ($8,000,000.00) Dollars.

                  (2) A business credit card authorization in the amount of One Million ($1,000,000.00) Dollars.

         B. Guarantor is financially or otherwise interested in Debtor and has agreed to guarantee the Obligations of Debtor to Lender as provided in the Guaranty and Commercial Security Agreement, and has agreed to be bound by those provisions of this Credit Agreement applicable to .

         NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged by the parties, Lender and Debtor covenant and agree as follows:

                            ARTICLE I -- DEFINITIONS

         For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in
Article I or in the section or recital referred to below:




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         1.01. "Accession", "Account", "Account Debtor", "As-Extracted
Collateral", "Cash Proceeds", "Certificated Security", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contract", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangible", "Goods", "Health-Care-Insurance Receivable", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Non-Cash Proceeds", "Payment Intangible", "Proceeds", "Promissory Note", "Securities Account", "Security Entitlement", "Software", "Supporting Obligation", "Tangible Chattel Paper", and "Uncertificated Security" shall have the respective meaning accorded such terms in the UCC.

         1.02. "Advance," "Advances," "advance" or "advances" means a loan or loans of money from Lender to Debtor for the purposes set forth in Article II of this Agreement.

         1.03. "Affiliate" means, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the related meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         1.04. "Agreement" means this Revolving Credit and Security Agreement as it may be amended in writing from time to time.

         1.05. "BANKING DAY" SHALL MEAN ANY DAY, OTHER THAN A SATURDAY OR A SUNDAY, ON WHICH BANK IS OPEN FOR BUSINESS IN SOUTHFIELD, MICHIGAN, AND ON WHICH BANKS IN LONDON, ENGLAND SETTLE PAYMENTS.

         1.06. "Borrowing Base Report" means the borrowing base report of Debtor in the form of Exhibit D attached, certified by a Responsible Officer.

         1.07. "BUSINESS CARD LOAN" MEANS THAT CERTAIN LOAN THAT SHALL BE EVIDENCED BY EXHIBIT B, ATTACHED HERETO TOGETHER WITH ALL SUPPORTING DOCUMENTS.

         1.08. "BUSINESS CARD LOAN CREDIT LIMIT" MEANS THE LOAN AMOUNT AGREED TO BY LENDER AND DEBTOR, THAT SHALL BE EVIDENCED BY THE ATTACHED EXHIBIT B.

         1.09. "BUSINESS CARD LOAN MATURITY DATE" MEANS THE MATURITY DATE OF THE BUSINESS CARD LOAN, AS EVIDENCED BY THE ATTACHED EXHIBIT B (WITH ALL SUPPORTING DOCUMENTS).




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         1.10. "Capital Expenditures" means any amounts paid or accrued for an asset which will be used in the year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements as property, equipment or improvement, fixed assets, or a similar type of asset in accordance with GAAP.

         1.11. "Capitalized Lease" shall mean, any lease of any property (whether real, personal or mixed) which in conformity with GAAP, is required to be capitalized on the balance sheet of Debtor.

         1.12. "Change In Control" shall mean any of the following events or circumstances:

                  (a) if Superior Holdings or a controlling portion of its voting stock or divests a substantial portion of its assets and comes under the practical, beneficial or effective control of one or more Persons.

         1.13. "Collateral" means all assets of Debtor in which Lender or any Affiliate of Lender, now or in the future has a lien, security interest, mortgage or encumbrance under this Agreement, the Note or any other Security Document including, but not limited to, those documents described in Article III.

         1.14. "Debtor" See the preamble for definition. In the case of a corporation "Debtor" includes all parent and subsidiary corporations.

         1.15. "Debtor's Books" means all of Debtor's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Debtor's assets, liabilities and the Collateral; all information relating to Debtor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

         1.16. "Debtor's Constituent Documents" means Debtor's ARTICLES OF INCORPORATION AND BYLAWS. and all amendments or restatements of such documents.

         1.17. "Default" shall mean any event with which a giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

         1.18. "Deposit Accounts" means all checking accounts, demand deposit accounts, money market accounts, savings accounts, time deposit accounts, investment accounts, brokerage accounts maintained with Lender or its corporate affiliates EXCLUDING any trust account, tax escrow accounts or accounts pledged to another lender.


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         1.19. "Dividends" In respect of Debtor means:

                  (a) Cash or capital distributions or any other distributions on, or in respect of, any class of capital stock of the Debtor, except for distributions made solely in shares of stock of the same stock; and

                  (b) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or required through exchange of such stock with stock of the same class.

         1.20. "Dollars" and "$" shall mean lawful money of the United States of America.

         1.21. "EBITDA" SHALL MEAN FOR ANY PERIOD, NET INCOME FOR SUCH PERIOD PLUS, WITHOUT DUPLICATION AND ONLY TO THE EXTENT REFLECTED AS A CHARGE OR REDUCTION IN THE STATEMENT OF SUCH NET INCOME FOR SUCH PERIOD, THE SUM OF (a) INTEREST EXPENSE, (b) INCOME TAX EXPENSE, AND (c) DEPRECIATION AND AMORTIZATION EXPENSE.

         1.22. "Effective Date" shall mean the date of this Agreement.

         1.23. "Environmental Laws" means all laws, regulations, and rules of the United States of America, State of Michigan, and all local authorities which pertain to the environment, including but not limited to:

         -        Clean Air Act (42 U.S.C. 7401 et seq.),

         -        Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.),

         -        Resource Conservation and Recovery Act of 1976 (42 U.S.C.
                  6901 et seq.),

         - Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.),

         - Hazardous Materials Transportation Act (42 U.S.C. 1801 et seq.),

         -        Solid Waste Disposal Act (42 U.S.C. 6901 et. seq.),

         -        Toxic Substances Control Act (15 U.S.C. 2601 et. seq.),

         -        National Environmental Policy Act (42 U.S.C. 4321),

         -        Safe Drinking Water Act (42 U.S.C. 300F et. seq.),

         -        Environmental Protection Agency Regulations,

         -        Occupancy Safety and Health Administration Regulations,

         - Michigan Disposal of Lead Acid Batteries Act (MCL 299.861 et seq.),

         -        Michigan Environmental Response Act (MCL 299.601 et. seq.),

         - Michigan Hazardous Waste Management Act (MCL 299.501, et seq.),

         -        Michigan Leaking Underground Storage Tank Act (MCL 299.831 et.
                  seq.),

         -        Michigan Leaking Underground Storage Tank Regulatory Act (MCL
                  299.701 et. seq.),

         -        Michigan Plastic Product Labeling Act (MCL 299.481 et. seq.),

         -        Michigan Underground Storage Tank Financial Assurance Act (MCL
                  299.801 et seq.), and

         -        Michigan Environmental Protection Act (MCL 691.1201 et seq.)

as each of these statutes have been or are subsequently amended, together with all rules and regulations promulgated by any governmental agency and all additional environmental laws, rules, and regulations in effect on the date of this Agreement or as may be subsequently enacted.

         1.24. "Employment Laws" means all laws, regulations, and rules of the United States of America, State of Michigan, any state where Debtor conducts business, and all local authorities which pertain to employment including, but not limited to, the following:

         -        the Fair Labor Standards Act, 29 USC 201 et seq,

         - the Michigan Worker's Disability Compensation Act, MCL 418.101 et seq,

         -        the Michigan Employment Security Act, MCL 4 21.1 et seq.


as each of these statutes have been or are subsequently amended, together with all rules and regulations now or subsequently promulgated pursuant to such statutes.




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         1.25. "ERISA" means the Employment Retirement Income Security Act of
1974, as amended, and any successor statute, and all regulations and rules adopted pursuant to the statute.

         1.26. "Event of Default" shall have the same meaning as provided in
Section 8.01.

         1.27. "Financial Statements" shall mean all of those balance sheets, earnings statements, statements of cash flow, and other financial data of Debtor which has been furnished to Lender for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement. The financial statement provided shall be on a consolidated basis with Guarantor and the financial covenants shall be measured against such consolidated financial statements.

         1.28. "Fixed Charge Ratio" shall mean Debtor's EBITDA plus rent paid (whether or not expensed) for the two most recent quarters (annualized) DIVIDED BY the Debtor's debt payments, plus interest paid (regardless of whether Debtor has capitalized or expensed the interest) and rent paid (whether or not expensed) for the two most recent quarters (annualized).

         1.29. "GAAP" means those principles set forth in the Opinions of the Accounting Principles Board (including its predecessor Committee on Accounting Principles) and the Financial Accounting Standards Board of the American Institute of Certified Public Accountants which are applicable to Debtor as of the date of the financial report and are consistently applied. If there is a dispute regarding the meaning or application of an accounting principle to Debtor, the determination of an independent Certified Public Accountant chosen by Debtor, but approved by Lender, shall be controlling.

         1.30. "Governmental Authority" shall mean any nation or government, any state, province or any political subdivision thereof, any central bank (similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.31. "Guarantors" or "Guarantor" means the Superior Consultant Holdings Corporation, a Delaware corporation and Comtrust, LLC, a Michigan limited liability company.




                                       6

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         1.32. "IRC" means the Internal Revenue Code of 1986, as amended, and all references to sections of the IRC shall include the referenced section and all successor provisions.

         1.33. "Income Tax Expense" shall mean for any period the aggregate amount of taxes based on the income or profits of Debtor determined in accordance with GAAP (to the extent such income and profits were included in determining Net Income).

         1.34. "Insolvency Proceeding" shall mean, with respect to any Person,

                  (a) any case, action or proceeding with respect to such Person before any court or Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up, administration or relief of debtors, or

                  (b) any general assignment for the benefit of creditors, arrangement, compromise, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

         1.35. "Interest Expense" shall mean for any period the total interest expense (including any interest that is paid notwithstanding any capitalization of said paid interest) (including that attributable to Capitalized Leases) of Debtor determined in accordance with GAAP.

         1.36. "Legal Requirements" means all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, authorizations, licenses, directives and requirements of all federal, state, county, municipal and other Governmental Authority, departments, commissions, boards, courts, authorities, officials and officers, whether ordinary or extraordinary, foreseen or unforeseen, which now or at any time in the future may be applicable to the business operations of Debtor or to the Collateral.

         1.37. "Lender" shall mean Fifth Third Bank, a Michigan banking corporation, its successors or assigns.

         1.38. "Liabilities" shall mean all items of indebtedness, obligation or liability of a Person that should be classified as liabilities on a balance sheet of such Person in accordance with GAAP.

         1.39. "LIBOR" SHALL MEAN THE LIBOR AS DEFINED IN THE NOTE.





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         1.40. "LIBOR-Based Advance(s)" shall mean any Advance pursuant to the
Note for which the interest rate is based upon the LIBOR (as defined in the Note).

         1.41. "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, condition of sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Capitalized Lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement, whether based on common law or statute.

         1.42. "Loan" or "Loans" See Article II.

         1.43. "Liquid Assets" means Deposit Accounts, U.S. treasuries with a maturity of less than one (1) year, investment grade corporate notes or bonds with a maturity of less than one (1) year (rated A or higher by Moody's or rated A or higher by Standard & Poor's).

         1.44. "Material Adverse Effect" means any circumstance or event which:

                  (a) has any adverse effect upon the validity, performance or enforceability of any Security Document;

                  (b) is material and adverse to the financial condition or business operations of Debtor;

                  (c) impairs the ability of Debtor to fulfill its Obligations; or

                  (d) causes an Event of Default or which, with notice or lapse of time or both, could become an Event of Default.

         1.45. "Maturity Date" shall mean May 1, 2004.

         1.46. "Multi-Employer Plan" shall mean a Pension Plan which is a multi-employer plan as defined in Section 401(a)(3) of ERISA.

         1.47. "Net Income" shall mean for any period, the net income (or loss) of Debtor, determined in accordance with GAAP.

         1.48. "Net Worth" shall mean, as of any date of determination, the total common shareholder's equity of Debtor, as reflected on the most recent regularly prepared quarterly or annual balance sheet of Debtor, which balance sheet shall be prepared in accordance with GAAP.



                                       8

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         1.49. "Note" means the REVOLVING LINE OF CREDIT NOTE OF EVEN DATE IN
THE PRINCIPAL AMOUNT OF EIGHT MILLION AND NO/100 ($8,000,000.00) executed and delivered by Debtor to Lender and includes all amendments, extensions, ratifications, substitutions or renewals of any such note(s).

         1.50. "Obligations" is intended to be interpreted liberally, and it means all obligations, indebtedness and liabilities of Debtor to Lender of whatever kind, nature and description; whether primary, secondary, absolute, contingent, due or to become due, and whether now existing or subsequently arising, and however acquired, whether or not evidenced by a note, and whether joint, joint and several, or several, including by way of illustration and not limitation:

                  (a)      The Note;

                  (b) All claims, notes, loans, debts, indebtedness, interest, advances, service fees, audit fees, and borrowings whether dated this date or otherwise, and all substitutions, modifications, amendments extensions, ratifications or renewals of any of them;

                  (c) All future advances made by Lender to Debtor in connection with agreements between Debtor and Lender whether dated as of the date of this Agreement or otherwise, whether in the form of refinancings or otherwise, and whether made at Lender's option or otherwise;

                  (d) All credit or credit accommodations; extensions of credit; guarantees and contracts of suretyship; issuance or confirmation of letters of credit or creation of acceptances; overdrafts; payments against uncollected or insufficient funds; discounts or purchases of Accounts, leases, Instruments, securities, Documents, Chattel Paper and other security arrangements; obligations arising out of any contracts or agreements for interest rate derivative contracts, foreign exchange, precious metals or otherwise between Debtor and Lender;

                  (e) All future advances made by Lender for the protection or preservation of Lender's rights or interest arising under this Agreement or in the Collateral, including by way of illustration and not limitation, advances for taxes, levies and assessments, insurance or maintenance of the Collateral; and advances against damages, costs or other demands indemnified by Debtor or any Guarantor;




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                  (f)      All covenants, promises, obligations, indemnities, or
                           undertakings of Debtor to perform acts or refrain from taking action to or for the benefit of Lender; and

                  (g) All costs, expenses and reasonable attorneys' fees incurred by Lender in the protection, enforcement or collection of any of the foregoing.

                  (h) The Commercial Card Company Agreement and all related documentation, as attached as Exhibit "B" to this Credit Agreement.

         1.51. "Pension Plan" means any employee benefit plan or other plan maintained by the Debtor for employees of Debtor which is either (1) qualified under Section 401(a) of the IRC or (2) subject to the minimum funding standards under Section 412 of the IRC.

         1.52. "Permitted Liens" means:

                  (a) inchoate liens for taxes, assessments or governmental charges which may be paid without interest or penalty;

                  (b)      security interests or mortgages granted to Lender;

                  (c) liens in favor of the creditors and in the amounts set forth in SCHEDULE 3 and any other encumbrances set forth in Schedule 3.

         1.53. "Person" or "person" means any natural person, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

         1.54. "PRIME RATE" SHALL MEAN THE PRIME RATE AS DEFINED IN THE NOTE.

         1.55. "Prime Rate Based Advances" shall mean any Advance pursuant to the Note for which the interest rate is based upon the Prime Rate (as defined in the Note).

         1.56. "Qualified Account" means an Account owing to Debtor which meets these specifications:

                  (a) Sale of Goods Rendered. The Account arose from the performance of services by Debtor, or from a bona fide sale or lease of goods which have been delivered or shipped to the Account Debtor, and the job has been completed (WHETHER BONDED OR UNBONDED).



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                  (b)      Genuine Invoices. The Account is evidenced by a
                           genuine invoice, dated not earlier than the date of shipment or performance, rendered to the Account Debtor (or some other evidence of billing acceptable to Lender), and is not evidenced by Chattel Paper or any Instrument. The Account is not billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, subject to a retainage or holdback by the Account Debtor or insured by a surety company.

                  (C) NO RETAINAGES. NO AMOUNT DUE FOR A RETAINAGE OR HOLDBACK SHALL BE DEEMED A QUALIFIED ACCOUNT, EXCEPT FOR BILLED RETAINAGE FOR WHICH AN INVOICE HAS BEEN ISSUED.

                  (d) Disqualified Account Debtors. The Account is not owing by a subsidiary or Affiliate of Debtor, nor by an Account Debtor which (1) does not maintain its chief executive office in the United States, (2) is not organized under the laws of the United States of America, or any state thereof, or (3) is the government of any foreign country or sovereign state, the United States government, or any state, provincial, or municipal government.

                  (e) Age and Due Date. The Account is due and payable not more than thirty (30) days from the earlier of performance of the services, delivery of goods or date of invoice and, in any event, the Account is not more than sixty (60) days past due from the date of the invoice.

                  (f) Twenty-Five Percent Rule. If more than twenty-five (25%) percent of the aggregate account receivables (excluding amounts due for retainages or holdbacks) due Debtor from a particular Account Debtor (including all Affiliates of the Account Debtor) is past due more than ninety (90) days from the date of the respective invoice(s), then none of the accounts receivable of that particular Account Debtor shall be "Qualified Accounts."

                  (g) Ownership. The Account is owned by Debtor free of all encumbrances and security interests (except Permitted Liens), and is not subject to any sale of Accounts or assignments. If there are Permitted Liens, the aggregate dollar amount of the debt evidenced by the Permitted Liens shall be subtracted from the aggregate amount of the Accounts in determining the total amount of Qualified Accounts.


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




                  (h) No Defenses. The Account is enforceable against the Account Debtor and for the amount shown as owing in the statements furnished by Debtor to Lender. It and the transaction out of which it arose comply with all applicable Legal Requirements. It is not subject to any set-off, credit, allowance or adjustment, except discount for prompt payment, nor has the Account Debtor returned the Goods or disputed his liability.

                  (i) Financial Condition of Account Debtor. Debtor has no notice or knowledge of anything which might impair the credit standing of the Account Debtor.

                  (j) Satisfaction of Lender. Lender has not notified Debtor that the Account or Account Debtor is unsatisfactory, in its reasonable discretion.

                  (K) CONTRA OR TRADE PAYABLE ACCOUNTS. THE ACCOUNT IS NOT A MUTUAL OPEN ACCOUNT OR "CONTRA ACCOUNT" OR TRADE PAYABLE ACCOUNT INCLUDING, BUT NOT LIMITED TO, ANY ACCOUNTS WHICH ARE OFFSET IN ANY WAY AGAINST AMOUNTS OWED BY THE ACCOUNT DEBTOR TO THE DEBTOR (WHETHER BONDED OR UNBONDED).

         1.57. "Quick Assets" means, as of the date of determination, the (a) sum of all deposits PLUS accounts receivable MINUS (b) Debtor's accrued liabilities, accounts payable,(as disclosed on Debtor's balance sheet, both as determined according to GAAP) and any amount then outstanding from any Advance under the Note.

         1.58. "Responsible Officer" shall mean the chief executive officer, chief financial officer, president, treasurer or the general counsel of Debtor, or with respect to compliance with financial covenants, the chief financial officer or the treasurer or the Debtor.

         1.59. "Request for Revolving Credit Advance" shall mean a request for a revolving credit advance in the form attached as EXHIBIT C-1, as amended or otherwise modified.

         1.60. "Revolving Line of Credit Limit" means the lesser of:

                  (A)      EIGHT MILLION ($8,000,000.00) DOLLARS, OR THE
                           AGGREGATE OF

                  (B)      SEVENTY-FIVE (75%) PERCENT OF DEBTOR'S QUALIFIED
                           ACCOUNTS



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




         1.61. "Revolving Line of Credit Maturity Date" shall mean THE EARLIER TO OCCUR OF (a) MAY 1, 2004 OR (b) THE DATE ON WHICH THE REVOLVING LINE OF CREDIT SHALL BE ACCELERATED PURSUANT TO THE PROVISIONS OF SECTION 8.02 OF THIS AGREEMENT.

         1.62. "Revolving Line of Credit Note" means that certain Revolving Credit Note in the form of EXHIBIT A attached, executed and delivered by Debtor to Lender including all amendments, extensions, ratifications, substitutions or renewals of the Revolving Line of Credit Note.

         1.63. "Revolving Line of Credit" means that revolving line of credit facility in the principal amount of up to Eight Million and no/100 ($8,000,000.00) Dollars extended by Lender to Debtor pursuant to this Agreement and evidenced by the Revolving Credit Note.

         1.64. "Security Documents" means all agreements and undertakings made by Debtor or others to Lender in connection with this Agreement, with any other loan agreement or with the Obligations, including by way of example and not limitation the Note, any mortgages, security agreements, guarantees, pledges, financing statements and all other documents and instruments previously, now or in the future furnished to Lender to evidence or secure payment or performance of any of the Obligations.

         1.65.    "Tangible Net Worth" means:

                  (a) The Net Worth of the Debtor, excluding any write-up in the book value of assets resulting from a revaluation of the assets, minus

                  (b) Obligations due from officers, directors, shareholders, subsidiaries, Affiliates or other related parties of Debtor; minus

                  (c) Intangible items such as goodwill, deferred charges, or treasury shares, reserves, patents, trademarks, and research and development expenses and the like, minus

                  (d)      Investments in related companies; plus,

                  (e)      Subordinated debt.

         1.66. "Taxes" means all real and personal property taxes, levies and assessments, water and sewer rates and charges, income taxes, Michigan Single Business Tax, and all other charges or taxes of any kind or nature due all local, State and Federal agencies (and all other entities or authorities having power to impose taxes, levies, assessments or other charges), and all interest, costs or penalties in connection with them.




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





         1.67. "Total Funded Debt" shall mean without duplication

                  (a) all indebtedness senior in time to that of Lender of Debtor for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, plus

                  (b) the principal component of all obligations of Debtor under Capitalized Leases, plus

                  (c) all obligations of Debtor with respect to unsecured letters of credit, acceptances or similar obligations which have been drawn upon, issued or created for the account of Debtor, plus

                  (d) all guarantee obligations of such Person, except bonding and indemnity obligations, plus

                  (e) all outstanding amounts advanced by Lender to Debtor pursuant to this Credit Agreement.

         1.68. "UCC" means the Uniform Commercial Code as adopted in Michigan, as amended from time to time, or any successor to it if the UCC shall be repealed.

                               ARTICLE II -- LOANS

         2.01. Business Card Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to make the Business Card Loan to Debtor. The proceeds of the Business Card Loan shall be used to for general corporate purposes. Advances under the Business Card Loan shall be governed the attached Exhibit B along with any supporting documentation.

         2.02. Revolving Line of Credit Subject to the terms and conditions of this Agreement, the Lender agrees to make Advances of the Revolving Line of Credit to the Debtor from time to time on any Banking Day during the period from the Effective Date of this Agreement until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time the Revolving Credit Limit. Subject to the terms and conditions set forth in this Agreement, advances, repayments and readvances may be made under the Revolving Line of Credit. The proceeds of the

Revolving Line of Credit Loan shall be used for general corporate purposes and the short-term capital needs of the Debtor.

         2.03 Standby Letters of Credit. Lender agrees to issue standby and commercial letters of credit up to an aggregate amount of One Million and 00/100 ($1,000,000.00) Dollars. The standby and commercial letters of credit shall have a maximum term of twelve (12) months from date any of them are issued and may extend beyond the Maturity Date of the Loan.

         2.04. Request for Revolving Credit Advance. Debtor shall request Advances in writing as a Request for Revolving Credit Advance in the form set forth in Exhibit C-1, attached and each such request shall be signed by a Responsible Officer.

         2.05. Interest Rate Election for Future Advance. Before any Advance is made hereunder, Debtor shall elect a rate of interest as provided for in Exhibit C-2 to this Agreement.

         2.06. Initial Interest Rate Election. As of the date of this Agreement, Debtor shall elect either the LIBOR or Prime Rate based rates of interest on the form attached as Exhibit C-3.

         2.07. Prepayment of LIBOR-Based Advances. If Debtor elects to prepay any Advance under the Loan for which a LIBOR-based rate has been elected, Debtor must pay the customary "breakage" fees, applicable in the industry, for LIBOR borrowings.

         2.08. Maturity Date. This loan shall be due and payable on the Maturity Date.

                       ARTICLE III -- CONDITIONS PRECEDENT

         Notwithstanding any other terms of this Agreement, the Lender shall not be required to make any Advance on the Loan unless each of the following conditions precedent shall have been fulfilled to the Lender's satisfaction:

         3.01. Representations True. The representations and warranties of the Debtor contained in this Agreement shall be true as of the date of each Loan or Advance.

         3.02. No Event of Default. There shall not then be in existence any Event of Default or any event which, upon the lapse of time or service of notice or both would constitute an Event of Default.

         3.03. Debtor's Constituent Documents; Name Change. Debtor shall furnish Lender with a copy of Debtor's Constituent Documents, certified as of a date within thirty (30) days of the first Advance.

         3.04. Opinion of Counsel. As of the date of the execution of the Note the Lender shall have received from Debtor's and Guarantor's counsel, a satisfactory opinion as to:

                  (a) the due authorization, execution and delivery of this Agreement and the Note by the Debtor;

                  (b) the due authorization, validity and binding effect of this Agreement, the Note contemplated by this Agreement and of the documents to be executed and delivered by the Debtor evidencing and securing such Note, including but not limited to mortgages, general security agreements, guarantees, and assignments; and

                  (c) such other matters relating to the validity and enforceability of this Agreement, the Note and Security Documents as the Lender shall require. The Debtor shall execute and/or deliver to Lender or its counsel such documents concerning its corporate status and the authorization of such transactions as may be requested.

         3.05. No Material Adverse Change. Since the date of the Agreement, Debtor shall not have suffered any substantial change in the existing or prospective business operations or financial condition of Debtor which Lender determines in good faith to have a Material Adverse Effect.

         3.06. UCC Lien Search. The Lender shall have received UCC record and copy searches disclosing no notice of any liens or encumbrances filed against any of the Collateral other than Permitted Liens.

         3.08. Collateral for Obligations. As security for all Obligations of Debtor to Lender under this Agreement, Debtor agrees to furnish, execute and deliver to Lender, or cause to be furnished, executed and delivered to Lender, before or simultaneously with the Advance, and in a form satisfactory to Lender and Lender's counsel, and supported by appropriate resolution authorizing execution (certified to Lender), of the following:

                  (a) The Revolving Line of Credit Note, duly executed by Debtor, in the form of Exhibit A, attached.

                  (b) THE BUSINESS CARD LINE OF CREDIT DOCUMENTATION, DULY EXECUTED BY DEBTOR, IN THE FORM OF EXHIBIT B, ATTACHED.

                  (c) Except for the Permitted Liens, a first lien and security interest in Debtor's Accounts (including Health-Care-Insurance Receivables); Chattel Paper (both Tangible Chattel Paper and Electronic Chattel Paper); Deposit Accounts; Documents; Equipment; Fixtures; General Intangibles (including Payment Intangibles and Software); Goods; Instruments (including Promissory Notes); Inventory; Investment Property (including Certificated Securities, Uncertificated Securities, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts); Letters-of-Credit;
                           Letter-of-Credit Rights; money; As-Extracted
                           Collateral; vehicles; Supporting Obligations; copyrights; patents; and trademarks.

                  (d) A first lien and security interest in Guarantor's Accounts (including Health-Care-Insurance
                           Receivables); Chattel Paper (both Tangible Chattel Paper and Electronic Chattel Paper); Deposit Accounts; Documents; Equipment; Fixtures; General Intangibles (including Payment Intangibles and Software); Goods; Instruments (including Promissory Notes); Inventory; Investment Property (including Certificated Securities, Uncertificated Securities, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts); Letters-of-Credit; Letter-of-Credit Rights; money; As-Extracted Collateral; vehicles; Supporting Obligations; copyrights; patents; and trademarks.

                  (e) Guaranty and Commercial Security Agreement of Comtrust, guaranteeing to Lender the repayment of the Obligations, in the form of Exhibit E, attached.

                  (f) Guaranty and Commercial Security Agreement of Superior Holdings, guaranteeing to Lender the repayment of the Obligations, in the form of Exhibit F, attached.

                  (g) COMPLIANCE CERTIFICATE, IN THE FORM ATTACHED AS EXHIBIT D, SIGNED BY THE CHIEF EXECUTIVE OFFICER OF DEBTOR.

                  (h) Certificate of insurance meeting the terms of this Agreement.

                  (i) Financing statements required or requested by Lender and Lender's counsel to perfect all security interests to be conferred upon Lender under this Agreement and to afford Lender a perfected first priority security position under the UCC.

                  (j) Such other documents or agreements of security or subordination and appropriate assurances of validity and perfected first priority of lien or security interest as Lender may request at any time and from time to time.

         To the extent that Debtor has previously given a security interest to Lender to certain of the Collateral and such documents and agreements comply with the requirements of this Agreement, it is agreed that such documents and agreements shall remain in full force and effect for purposes of the Agreement, but Lender may, if it deems it necessary or desirable, require execution of a new Security Document.

         3.10. Termination of Existing Liens. Debtor shall furnish to Lender at the closing of the Loan proof, satisfactory to Lender in its sole discretion, that all liens with respect to the Collateral, other than liens in favor of the Lender and any Permitted Liens, have been fully discharged and terminated.

         3.11. Documents Satisfactory. All proceedings taken and all documents in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and its counsel.

                  ARTICLE IV -- REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to accept the Note and to make the Loans, the Debtor and Guarantors represents and warrants to the Lender, for the benefit of Lender and Lender's counsel, as follows:

         4.01. Use of Proceeds. Debtor has used, and will continue to use, the Loan proceeds only for the business purposes set forth in Section 2.01, and
Section 2.02, and will not divert the loan proceeds to any other business or use the loan proceeds for any other purpose.

         4.02. Organization, Good Standing and Authority. The Debtor is duly organized and existing in good standing under the laws of the state of its incorporation or organization under Debtor's Constituent Documents. The execution, delivery and performance of this Agreement and the security documents and the endorsement, and delivery of the Note is within the Debtor's powers and have been duly authorized. The Debtor has the power and authority to own its properties and assets and to transact the business in which it is engaged. The Debtor is or will be qualified in those states where it proposes to transact business in the future before Debtor commences such business.

         4.03. Business Authorizations. Except as set forth on Schedule 4.03, Debtor has all franchises, authorizations, patents, trademarks, copyrights, and all other licenses or rights necessary to advantageously conduct its business. To the best knowledge of Debtor, they are all in full force and effect, and are not in known conflict with the rights of others.

         4.04. Name and Principal Office. Debtor's name is exactly as set forth on the signature page of this Agreement and the Debtor has not changed its name, nor has it used any assumed name(s). The Debtor's principal office is at the address shown in the preamble of this Agreement.

         4.05. Enforceable Obligations. This Agreement, the Note and all Security Documents are the legal, valid and binding obligations of the Debtor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium and other equitable rights.

         4.06. No Default. No event has occurred and is continuing which constitutes an Event of Default or which, with lapse of time or giving of notice or both, would constitute an Event of Default.

         4.07. No Conflicts or Consents. The execution and delivery of this Agreement, the Note or the other Security Documents; the consummation of any of the transactions contemplated by this Agreement, and the compliance with the terms and provisions of this Agreement or with the terms and provisions of the Security Documents will not contravene or materially conflict with:

                  (a)      any Legal Requirement,

                  (b) any indenture, loan agreement, mortgage or other agreement or instrument applicable to Debtor, or

                  (c)      Debtor's Constituent Documents.

         4.08. No Governmental Consent. No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Debtor of this Agreement and the Security Documents or to consummate the transaction contemplated by this Agreement or the Security Documents.

         4.09. Material Agreements. Debtor is not in default in any material respect under any loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

         4.10. No Burdensome Contracts. The Debtor is not a party to, or bound by, any contract having a Material Adverse Effect on the business, operations or financial condition of Debtor.

         4.11. Title and Encumbrances. Debtor is the owner of all its property and assets in which it has granted Lender a security interest, lien or encumbrance, free from any Liens except Permitted Liens, if any. No financing statements covering any Collateral are on file in any public office except financing statements in favor of the Lender and financing statements covering Permitted Liens. Debtor agrees that Debtor shall not obtain further loans, leases, or extensions of credit from any creditor on the Permitted Liens list without Lender's prior written consent except for purchase money liens not to exceed an aggregate amount of Five Hundred Thousand and no/100 ($500,000.00) Dollars. All Chattel Paper constituting Collateral (a) evidences a perfected security interest in the Goods covered by it, free from all other claims, encumbrances, liens and security interests; (b) that no financing statement (other than Lender's and those pertaining to Permitted Liens) is on file covering the Collateral or, if any such financing statement is on file, Debtor has delivered to Lender proof, satisfactory to Lender in its sole discretion, that each such financing statement has been properly terminated; and (c) that if Inventory is represented or covered by documents of title, Debtor is the owner of the Documents, free of all claims, encumbrances, liens and security interests other than Lender's security interest and warehousemen's charges, if any, are not delinquent.

         4.12. Financial Information. The balance sheets and the statements of profit and loss and surplus previously furnished to the Lender are correct and complete and fairly present the financial condition as of the stated dates and the results of its operations for the fiscal periods ended on such dates. The financial statements have been prepared in accordance with the GAAP applied on a consistent basis. There are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations for unusual or long term commitments) of Debtor which have not been disclosed in the written financial information provided to Lender. Debtor has given Lender a true, accurate and complete list of the identification, location and balances of all present bank or other depository accounts or relationships, all of its Collateral, and all real and other personal property in which it has an interest (including any interest as a tenant).

         4.13. Debtor's Books. Debtor's Books concerning all of the Collateral are kept at the Debtor's principal address shown in the preamble of this Agreement. Debtor's Books shall not be removed from such offices without the prior written consent of the Lender, except to the offices of the Debtor's accountant.

         4.14. Compliance With Legal Requirements. Debtor has examined and is familiar with all Legal Requirements affecting the Collateral and Debtor's business and, in all material respects, the Collateral and Debtor's business conform to all Legal

Requirements. Debtor is in compliance in all material respects with all Legal Requirements.

         4.15. Regulatory Proceedings. To the best of Debtor's knowledge, Debtor has advised Lender, in writing, of all regulatory proceedings of which Debtor has been advised or has actual knowledge as of the date of this Agreement.

         4.16. Environmental Compliance. To the best of Debtor's knowledge, Debtor is in strict and full compliance and conformity with all Environmental Laws applicable to Debtor. Debtor (and all Guarantors) agree to indemnify and hold Lender harmless from all claims, demands, costs and expenses, including legal fees, incurred by Lender related to any Debtor violation of any Environmental Laws.

         4.17. Employment Laws. To the best of Debtor's knowledge, Debtor is in full and strict compliance with all Employment Laws.

         4.18. Labor Relations. The Debtor is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Debtor or to the knowledge of Debtor, threatened against it, before the National Labor Relations Board or any other labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Debtor, (b) no strike, labor dispute, slowdown or stoppage pending against the Debtor or to the knowledge of Debtor, threatened against Debtor and (c) no union representation question existing with respect to the employees of the debtor, in each case or in the aggregate which could reasonably be expected to have a Material Adverse Effect.

         4.19. ERISA. To the Debtor's knowledge:

                  (a) neither Debtor nor any Pension Plan is in violation of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC.

                  (b) No prohibited transaction or reportable event has occurred with respect to any Pension Plan nor has any Pension Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC.

                  (c) No notice of intent to terminate a Pension Plan has been filed under Section 4041 of ERISA nor has any Pension Plan been terminated under Section 4041(e) of ERISA.

                  (d) The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan, and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

                  (e) Debtor has not incurred, and does not expect to incur, any withdrawal liability under any Multi-Employer Plan.

                  (f) Debtor has not withdrawn either partly or completely, from a Multi-Employer Plan, as described in Section 4063 of ERISA.

                  (g) Debtor has not ceased operations at a facility in a manner such that Section 4068(f) of ERISA would apply.

                  (h) Debtor has not failed to make a payment to the Pension Plan required under Section 302(f)(1) of ERISA.

                  (i) Debtor has not adopted an amendment to any Pension Plan requiring the provision of security to such Pension Plan pursuant to Section 307 of ERISA.

For purposes of this section "Debtor" means and includes each trade or business (whether or not incorporated) that, together with the Debtor signing this Agreement, would be treated as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b) or 414(c) of the IRC.

         4.20. Payment of Taxes. Except as expressly disclosed in the financial statements, the Debtor has no outstanding unpaid Taxes (except for Taxes which are currently accruing from its current operations and ownership of property, which are not delinquent), and no pending tax deficiencies have been proposed or assessed against the Debtor . Debtor has timely filed all federal, state and local tax returns required to be filed with respect to Debtor or the Collateral.

         4.21. No Litigation. Neither Debtor nor any Guarantor is a party to any litigation, arbitration or administrative proceeding EXCEPT AS DISCLOSED IN
SCHEDULE 4.21. Debtor has no knowledge of any litigation, arbitration or administrative proceeding threatened against it, which may, if adversely determined, have a Material Adverse Effect EXCEPT AS DISCLOSED IN SCHEDULE 4.21.

         4.22. No Adverse Development. To the best of Debtor's knowledge there has been no legislative action, regulatory change, revocation of license or right to do business, fire, explosion, flood, drought, windstorm, earthquake, accident, other casualty or Act of God, labor trouble, riot, civil commotion, condemnation or any other action or event which has had, or may have, any Material Adverse Effect on the business or financial condition of the Debtor or the Guarantors or any of the Collateral, or any part thereof, whether insured against or not, since Debtor first applied for the loans set forth in Article II of this Agreement.

         4.23. No Commission. Debtor has made no commitment, and has taken no action, which would result in a claim for any loan brokers', finders' or similar fees or commitments in respect to the transactions described in this Agreement. Debtor agrees to indemnify and hold Lender harmless against all payments, judgments, expenses and reasonable attorney fees resulting from a claim for brokers', finders' or similar fees.

         4.24. Senior Indebtedness. All of the liabilities of Debtor to any person (except for trade obligations incurred in the ordinary course of business and obligations represented by Permitted Liens and otherwise by operation of law) are subordinate to all Obligations of Debtor to Lender.

         4.25. Banking Regulations. Debtor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the Board of Governors. Debtor does not own any margin stock.

         4.26. No Subsidiaries. Debtor has not formed or acquired any other subsidiary or entered into any joint venture with another entity OTHER THAN THE CORPORATE GUARANTOR.

         4.27. SOLVENCY. AFTER GIVING EFFECT TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, DEBTOR OR THE PARTIES LISTED ON THE CONSOLIDATED BALANCE SHEET WILL BE SOLVENT, ABLE TO PAY ITS INDEBTEDNESS AS IT MATURES AND WILL HAVE CAPITAL SUFFICIENT TO CARRY ON ITS BUSINESS AND ALL BUSINESS IN WHICH IT WILL ENGAGE IN THE FUTURE. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED BY THE DEBTOR TO LENDER IN GOOD FAITH AND IN EXCHANGE FOR FAIR, EQUIVALENT CONSIDERATION. THE CAPITAL AND MONIES REMAINING IN THE DEBTOR ARE NOT NOW AND ARE NOT REASONABLY EXPECTED TO BECOME SO UNREASONABLY SMALL AS TO PRECLUDE THE DEBTOR FROM CARRYING ON ITS BUSINESS. NEITHER DEBTOR NOT ITS MANAGEMENT BELIEVES DEBTOR WILL INCUR DEBTS BEYOND ITS ABILITY TO PAY AS THEY MATURE. DEBTOR DOES NOT CONTEMPLATE FILING A

PETITION IN BANKRUPTCY OR FOR AN ARRANGEMENT OR REORGANIZATION UNDER THE BANKRUPTCY CODE OR ANY SIMILAR LAW OF ANY JURISDICTION NOW OR HEREAFTER IN EFFECT RELATING TO DEBTOR, NOR DOES DEBTOR HAVE ANY KNOWLEDGE OF ANY THREATENED BANKRUPTCY OR INSOLVENCY PROCEEDINGS AGAINST DEBTOR.

         4.28. Full Disclosure. There is no material fact that Debtor has not disclosed to Lender which could have a Material Adverse Effect on the property, business, prospects or conditions (financial or otherwise) of Debtor. Neither the financial statements referred to in this Agreement, nor any certificate or statement delivered or to be delivered by Debtor to Lender in connection with the negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained in this Agreement or in the certificate or statement from being misleading.

         4.29. Request for Advance. Each request for Advance shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Debtor that no Event of Default exists and that all representations contained in this Article IV or in any other Security Document are true and correct on and as of the date the Advance is to be made.

         4.30. Survival of Representations. All statements contained in any certificate or other document delivered to the Lender at any time by or on behalf of the Debtor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Debtor in connection with this Agreement, in addition to the representations and warranties set forth in this Article IV. All such representations, warranties, agreements and certificates shall be deemed to have been relied upon by the Lender, notwithstanding any investigation previously or subsequently made by Lender. All of Debtor's representations, warranties, agreements, certificates and financial representations made in connection with this Agreement, and each Request for Advance shall survive the delivery of the Note, the making of each Advance and the repayment of the Note. Debtor and the Guarantors agree to indemnify and hold Lender harmless from all claims, demands, costs, and expenses incurred by Lender, including reasonable attorney's fees, from any breach of any of these representations or warranties. The Obligations of the Debtor and the Guarantor to indemnify Lender under this Section shall survive repayment of the Note.

                       ARTICLE V -- AFFIRMATIVE COVENANTS

         While any part of the Obligations under this Agreement or the Note remains unpaid or is not satisfied, and unless waived in writing by the Lender:

         5.01. Maintain Business Existence and Operations. Debtor shall maintain its existence and continue its present business in substantially the same manner as of the date of this Agreement.

         5.02. Inspections and Audits. During Debtor's usual business hours, Lender may, upon reasonable notice, inspect and examine the Collateral and check and test the Collateral as to quality, quantity, value and condition. Lender shall also have the right at any time during Debtor's usual business hours or during the usual business hours of any third-party having control over the records of Debtor, to inspect, upon reasonable notice, and verify Debtor's Books in order to verify any aspect of the Collateral, Debtor's financial condition, or other matters deemed advisable by Lender. Lender shall have the right to examine, copy (by electronic or other means), abstract comprehensively or audit any of Debtor's Records as often as may be reasonably desired by Lender. These inspections and examinations may be conducted by Lender, or Lender's authorized attorneys, accountants, appraisers or other authorized representatives. Debtor shall permit Lender or its authorized representatives, at reasonable times and intervals, to visit all of Debtor's offices, to discuss financial matters with Debtor's officers and independent certified public accountants, as applicable. Debtor waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to the Agreement, and by execution of this Agreement Debtor authorizes and directs any accountant, bookkeeper of other third party to provide all of the Debtor's Records requested by the Lender. Debtor shall reimburse Lender upon demand for Lender's costs and expenses for such inspections or audits. Debtor shall assist and allow Lender to obtain at any time confirmations and information from account debtors as to Accounts and Chattel Paper, and Debtor's performance with respect to the Accounts and Chattel Paper.

         5.03. Notice of Adverse Events and Litigation. Debtor shall furnish, in writing, to Lender immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or, which, with lapse of time or giving of notice, or both would become an Event of Default. The written notice shall specify the nature and period of existence of the event and the action which Debtor is taking or proposes to take with respect to it. Further, Debtor shall promptly furnish to Lender, in writing, the details of all litigation, legal, equitable, arbitration or administrative proceedings, or other actions of any nature which are pending or threatened against Debtor.

         5.04. Notice of Other Defaults. Debtor shall promptly notify Lender of any material default or any material event of default under the terms of any other agreement or instrument to which Debtor is a party. Debtor agrees to furnish to Lender all such further assurances, certificates, opinions and all other documents and do or cause to be done all such other things necessary or proper in order to carry out the terms of this Agreement as may be requested at any time or from time to time by Lender.

         5.05. Comply With Security Documents. Debtor shall strictly observe and perform the requirements, agreements, covenants and conditions contained in all Security Documents.

         5.06. Maintain Collateral; Pay Rent. Debtor shall maintain all Collateral in good condition and repair (normal wear and tear excepted) and will pay and discharge or cause to be paid and discharged when due, the costs of repairs to or maintenance of the Collateral. Debtor will pay or cause to be paid when due all rental payments with respect to any of the Collateral or its business premises. Debtor shall: maintain the Collateral and Debtor's real estate and other properties in good condition and repair and not permit its value to be impaired; keep the Collateral free from all liens, encumbrances and security interests (other than Lender's security interest and the Permitted Liens, if any, set forth in any Security Documents); defend the Collateral against all claims and legal proceedings by persons other than Lender; pay and discharge when due all rental payments, the cost of repairs to or maintenance of the Collateral, taxes, license fees, levies and other charges upon the Collateral; not sell, lease or otherwise dispose of the Collateral, except as necessary in the ordinary course of business, or permit the Collateral to become a fixture or an accession to other goods except for sales or leases of Inventory as provided in this Agreement; and not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance. As to the Collateral consisting of Instruments and Chattel Paper, Debtor shall preserve Debtor's rights in said Collateral against prior parties. Any loss of or damage to the Collateral shall not release Debtor from any of the Obligations.

         5.07. Maintain Records. Debtor shall keep accurate records of the Collateral consistent with sound business practices. Debtor shall maintain Debtor's Books at the address set forth in this Agreement. Debtor shall give Lender prompt written notice of any change in Debtor's principal place of business or the location of Debtor's Books.

         5.08. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount of validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Debtor.

         5.09. Payment of Taxes. Debtor shall pay all Taxes with respect to the Collateral or Debtor's business operations. However, Debtor shall not be required to pay Taxes which are:

                  (a)      not due and payable;

                  (b)      which can be paid at a later date without penalty; or

                  (c) if (1) the validity of the Tax is currently contested in good faith in an appropriate court or administrative proceeding, (2) Debtor shall have set aside adequate reserves with respect to it, and (3) if required by Lender, Debtor maintains an escrow account or bond satisfactory to Lender. Debtor shall give immediate notice in writing to Lender of the contest of any such Taxes.

         5.10. Comply With Agreements. Debtor shall comply in all respects with all agreements, indentures, mortgages or documents binding on it or affecting its properties or business, and make all contractual obligations calling for the payment of money, before becoming overdue, unless and only to the extent that such payment is being contested in good faith.

         5.11. Compliance With Employment Law. Debtor shall strictly comply with all Employment Laws.

         5.12. General Compliance With Law. Debtor shall at all times operate Debtor's business in strict compliance with all applicable federal, state, and local laws, ordinances and regulations, and refrain from and prevent Debtor's Affiliates (to the extent Debtor controls such Affiliate), and Debtor's directors, officers, and employees and agents from engaging in any civil or criminal activity proscribed in connection with Debtor's business by federal, state or local law in connection with their activities or duties for or on behalf of Debtor.

         5.13. Employee Benefit Plan. Debtor shall:

                  (a) At all times comply with all requirements of ERISA including, but not limited to, meeting the minimum funding requirements of ERISA concerning all of Debtor's employment benefit plans subject to ERISA.

                  (b) At no time allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan.

                  (c) At no time allow any Plan subject to ERISA to be the subject of a voluntary or involuntary termination proceeding.

         5.14. Environmental Laws; Notice; Indemnity. Debtor agrees to strictly comply with all Environmental Laws applicable to Debtor's business. Debtor agrees to notify Lender, not later than ten (10) days after Debtor's receipt, of any summons, notice, lawsuit, citation, letter, or other advice received by Debtor from any federal, state or local agency or unit of government or any other Person, which asserts that Debtor is in violation of any Environmental Laws. Debtor agrees to indemnify and hold Lender harmless from all claims, costs and expenses incurred by Lender, including legal fees which are related to any violation by Debtor of any Environmental Laws, whether or not the obligations have been paid at the time of any such proceeding, claim, or action is instituted against Lender. Debtor further agrees that Lender may at any time (but not more than once per year provided there is no Event of Default), at Debtor's sole cost and expense, require Debtor to provide Lender with an environmental audit prepared by an independent environmental engineering firm acceptable to Lender, to confirm the continuing truth and accuracy of Debtor's environmental representations, warranties, and agreements set forth in this Agreement. The Obligations of the Debtor under this section shall survive the repayment of the Note.

         5.15. Insurance.

                  (a) Debtor agrees to maintain adequate fire and extended "all-risk" coverage, business interruption, workers' disability compensation, public liability, environmental, flood, and such other insurance coverages as may be required by law or as may be reasonably required by Lender. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are acceptable to Lender. Debtor shall provide evidence satisfactory to Lender of all insurance coverages and that the policies are in full force and effect. For all insurance coverages upon any property which is Collateral, the insurance policy shall be endorsed to provide Lender with a standard loss payable clause with not less than thirty (30) days advance written notice to Lender by the insurer of any cancellation or modification of coverage. Any failure by Debtor to maintain insurance as provided in this Agreement shall be an Event of Default and Lender may obtain insurance, without an obligation to do so. All amounts expended by Lender shall be added to the Obligations or shall be payable on demand, at Lender's option.

                  (b) In the event of loss or damage to the Collateral in excess of Two Hundred Fifty Thousand and no/100 ($250,000.00) Dollars, Debtor shall give immediate notice in writing by mail to Lender. For any such loss or damage to the Collateral in excess of Two Hundred Fifty Thousand and no/100 ($250,000.00) Dollars, Debtor agrees to deposit said amount with the Lender, who shall maintain these proceeds in a segregated account (the "Insurance Account"). Withdrawals from the Insurance Account shall be granted by Lender after Debtor submits a written plan, within ninety (90) days of the loss or damage to the Collateral, detailing Debtor's plans for the restoration of the Collateral, which shall be subject to the Lender's reasonable approval.

                  (c) If Lender institutes foreclosure or conducts a creditor's sale of the Collateral, all right, title and interest of Debtor in and to any insurance policies then in force applicable to the Collateral shall pass to the purchaser or grantee and Debtor hereby appoints Lender its attorney-in-fact, in Debtor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

         5.16. Reporting Requirements. Debtor shall maintain complete and accurate financial records, maintain a standard and modern system for accounting in accordance with GAAP on a consistent basis; and furnish to the Lender such information respecting the business, assets and financial condition of the Debtor as the Lender may reasonably request and, without request, furnish to the lender:

                  (a) Quarterly Statements. As soon as available, and in any event within FORTY-FIVE (45) DAYS AFTER THE END OF EACH OF THE FISCAL QUARTERS a balance sheet and backlog report of the Debtor as of the close of each such quarter in the fiscal year, together with a profit and loss statement and reconciliation of its surplus account prepared by the Debtor and certified by a Responsible Officer.

                  (b) Compliance Certificate. As soon as available, and in any event within FORTY-FIVE (45) days of the end of each fiscal quarter, a Compliance Certificate in the form of Exhibit E, attached, signed by a Responsible Officer.

                  (c) SEC Filings. As soon as available, and in any event within thirty (30) days of submission to the SEC, a copy of Debtor's or Guarantor's 10-K and 10-Q reports.

                  (d) Annual Statements. As soon as available and in any event within ONE HUNDRED TWENTY (120) days after the close of each fiscal year of the Debtor a financial statement containing a consolidated balance sheet as of the close of the fiscal year, and a profit and loss statement and reconciliation of its surplus account, together with all supporting schedules, prepared by an independent certified public accountant acceptable to the Lender on an AUDITED BASIS.

                  (e) Annual Tax Returns. Each year the Loan is outstanding and as soon as available, but in no event more than TEN (10) DAYS after filing with the Internal Revenue Service, a copy of Debtor's federal income tax return together with all supporting schedules.

                  (f) Insurance Policies. Within THIRTY (30) days after the end of each fiscal year of Debtor, a certificate of insurance showing all insurance policies which the Debtor has in force. Such schedule shall include the carrier, the agent, policy amounts, named beneficiary, and expiration date.

                  (g) Monthly Reports. No later than the 10TH day of each month:

                           (1) A complete aged listing of all accounts receivable, the names and addresses of all Account Debtors and, if requested by Lender, copies of all invoices and such schedules, certificates and reports respecting the Collateral, all in such form and detail as Lender may specify.

                           (2) A complete aged listing of all accounts payable of Debtor in such form and detail as Lender may specify.

                           (3) A Borrowing Base Report in the form of Exhibit D, attached, OR, IF LENDER SO CHOOSES, ON A FORM TO BE PROVIDED BY LENDER, CERTIFIED BY A RESPONSIBLE OFFICER.

                  (h) Annual Budget. No later than sixty (60) days after the beginning of Debtor's fiscal year, Debtor shall submit its annual budget to Lender.

         5.17. Deposit Accounts. Debtor shall maintain all of its Deposit Accounts with Lender. Debtor shall begin to transfer these accounts to Lender immediately after the execution of this Agreement and complete the transfer of these accounts on or before August 15, 2003, except for those deposits currently at Standard Federal Bank (which secures any letters of credit as of the date of this Credit Agreement). Further, the minimum balance of the "Deposit Accounts" maintained with Lender shall be not less than Two Million and 00/100 ($2,000,000.00) Dollars. If the balance of Debtor's Deposit Accounts shall fall below Two Million and 00/100 ($2,000,000.00) Dollars, Debtor shall be charged the Earnings Credit Rate (which is defined as the earnings credit rate, as is set from time to time by the Lender) on the principal sum of said shortfall. Any such payment due as a result of the application of this Section 5.17 shall be payable quarterly.

         5.18. Maintain Tangible Net Worth. Debtor shall maintain a minimum Tangible Net Worth of not less than Twenty-Two Million and 00/100
($22,000,000.00) Dollars as of the end of each calendar quarter.

         5.19. Subordination of Other Debt. Debtor shall promptly notify Lender, in writing, of the creation or existence of any indebtedness of Debtor to any of its shareholders, officers and/or Affiliates and Debtor shall cause all such indebtedness to be subordinated to the interest(s) of Lender created by this Agreement or any Security Document executed in conjunction with this Agreement. Debtor further covenants and agrees to execute and cause each shareholder, officer and/or Affiliate to whom Debtor is indebted to execute a subordination agreement in form and content satisfactory to Lender and to deliver same to Lender within THIRTY (30) days after Debtor notifies Lender of such indebtedness.

         5.20 Quick Assets. Debtor shall maintain Quick Assets of not less than Nine Million and 00/100 ($9,000,000.00) Dollars as of the end of each calendar quarter.

         5.21 Liquid Assets. Debtor shall maintain Liquid Assets of not less than Six Million and 00/100 ($6,000,000.00) Dollars as of the end of each calendar quarter.

         5.22 Zero Loan Balance Requirement. Debtor shall maintain a loan balance of Zero ($0.00) Dollars for a minimum of twenty (20) consecutive days at least once each calendar quarter.

         5.23 Total Funded Debt to EBITDA ratio. As of December 31, 2003, Debtor's Total Funded Debt to EBITDA (annualized) ratio shall not exceed 3.0:1. After December 31, 2003 until the Maturity of the Loan (or beyond the Maturity of the Loan if Lender chooses to extend the Loan in its sole discretion), Debtor's Total Funded Debt to EBITDA ratio shall not exceed 2.0:1. This covenant shall be measured quarterly by Lender.

         5.24 Fixed Charge Ratio. As of December 31, 2003, Debtor's Fixed Charge to EBITDA ratio shall be equal or greater than 1.3:1. After December 31, 2003 until the Maturity of the Loan (or beyond the Maturity of the Loan, if Lender chooses to extend the

Loan in its sole discretion), Debtor's Total Fixed Charge to EBITDA ratio shall be equal to or greater than 1.4:1. This covenant shall be measured quarterly by Lender.

         5.25 Loan Outstanding Limit. The Debtor shall be limited to a maximum of Five Million and no/100 ($5,000,000.00) Dollars in Advances under the Note unless the Debtor's ratio of EBITDA (for the two most recent quarters, annualized) divided by the sum of the Total Funded Debt PLUS the principal amount of any request for an Advance under the Note shall be less than or equal to 2.0:1.

                        ARTICLE VI -- NEGATIVE COVENANTS

         While any Obligations under this Agreement or the Note remains unpaid, or is not satisfied, without prior written consent of the Lender:

         6.01. Restriction on Liens. Debtor shall not create or permit to be created or allow to exist any mortgage, pledge, encumbrance or other lien upon the Collateral except Permitted Liens.

         6.02. Conveyance or Removal of Collateral. Debtor shall not sell, convey, lease, assign, alienate or otherwise dispose of (except in the ordinary course of its business) any portion of the Collateral without prior written consent of an officer of Lender. Debtor shall not remove any of the Collateral from its present location except for minor sales of obsolete equipment.

         6.03. Restriction on Indebtedness. Debtor shall not create, incur, assume or have outstanding any indebtedness for borrowed money except:

                  (a)      the Obligations;

                  (b) indebtedness incurred in the ordinary course of Debtor's business for necessary materials, supplies, etc.;

                  (c)      indebtedness secured by Permitted Liens;

                  (d) indebtedness incurred in the ordinary course of business with respect to Debtor's outsourcing contracts.

         6.04. No Contingent Liabilities. Debtor shall not guaranty or become a surety or otherwise contingently liable for any obligations of others, except:

                  (a) pursuant to the deposit and collection of checks and similar items in the ordinary course of business;

                  (b) those guaranty obligations of Debtor associated with indebtedness set forth below:

         6.05. Repayment of Subordinated Indebtedness. Debtor shall not prepay any indebtedness to third parties or otherwise pay in advance of the date an obligation is due.

         6.06. No Sale and Leaseback. Debtor shall not enter into an agreement providing for the leasing by the Debtor of property which has been or is to be sold or transferred by the Debtor to the lessor of the property.

         6.07. Mergers, Consolidations; Disposition of Assets. Debtor shall not merge with or into or consolidate with or into any corporation or entity; or sell, lease, transfer, liquidate or otherwise dispose of all or any substantial or material part of its property, assets or business (other than by sales of inventory made in the ordinary course of business and minor sales of obsolete or surplus equipment); or enter into an agreement for such merger, consolidation, sale, lease, transfer, liquidation or other disposition.

         6.08. Acquisitions. Debtor shall not purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or shares of any stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of Debtor's present business by acquisition.

         6.09. Name, Fiscal Year, Method of Accounting. Debtor shall not change its name, fiscal year or method of accounting.

         6.10. Amendment of Organization Papers. Debtor shall not:

                  (a)      change the state of its incorporation; or

                  (b) change its corporate name without providing Lender with 30 days' prior written notice.

         6.11. No Change in Business Operations. Debtor shall not engage in any business other than those in which is materially different from those it is presently engaged, or discontinue any of its principal existing lines of business or substantially alter its method of doing business.

         6.12. Use of Proceeds. Debtor shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

         6.13. Loans and Investments. Debtor shall not make any loans, advances to or extensions of credit, or investments in, other Persons, except:

                  (a) Investments in (i) bank certificates of deposit and savings accounts; (ii) obligations of the United States; and (iii) prime commercial paper maturing within ninety (90) days of the date of acquisition by the Debtor.

                  (b) Loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items.

         6.14. Restrictions on Dividends. Debtor shall not directly or indirectly declare or make, or incur any liability to make, any Dividend.

         6.15. Restriction On Redemption. Debtor shall not directly or indirectly purchase, retire or redeem any of its securities (including its capital stock).

         6.16. Modifications. Without the prior written consent of Lender, Debtor shall not alter, modify, extend, renew or cancel any Accounts and General Intangibles except minor modifications in the ordinary course of business.

         6.17. Transactions with Affiliates. Debtor shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of Debtor unless such transaction is otherwise permitted under this Agreement or is in the ordinary course of Debtor's business and is upon fair and reasonable terms no less favorable to the Debtor than it would obtain in a comparable arms length transaction with a Person not an Affiliate and such transaction would not contravene any financial assistance provision of applicable law.

         6.18. Limitations on Negative Pledge Clauses. Debtor shall not enter into any agreement, document or instrument which would restrict or prevent Debtor from granting to Lender liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens, except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allowed to exist.

         6.19 Operating Leases Except as disclosed to Lender as of the date of this Agreement, Debtor shall not enter into any operating leases other than those which replace or extend existing leases with rent expenses at or below its historical cost unless Debtor enters into a lease subordination agreement in a form acceptable to the Bank, in its sole discretion.

                    ARTICLE VII -- GRANT OF SECURITY INTEREST

         7.01. Grant of Security Interest. As security for the payment and performance of all Obligations, Debtor grants, pledges and assigns to Lender a continuing first lien and security interest in any and all of the following described property of Debtor, whether now owned or acquired in the future, or in which Debtor has at any time any interest, and wherever located:

                  All Accounts (including Health-Care-Insurance Receivables); As-Extracted Collateral, Chattel Paper (both Tangible Chattel Paper and Electronic Chattel Paper); Commercial Tort Claims (for lawsuits filed in Michigan); Deposit Accounts; Documents, Equipment; Fixtures; General Intangibles (including Payment Intangibles and Software); Goods; Instruments (including Promissory Notes); Inventory; Investment Property (including Certificated Securities, Uncertificated Securities, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts); letters-of-credit; Letter-of-Credit Rights; Supporting Obligations; money; vehicles; copyrights; patents; and trademarks.

together with all accessions, accessories, additions, replacements, products and proceeds (including Cash Proceeds and Non-Cash Proceeds) of any of the foregoing.

The Collateral secures all of Debtor's Obligations to the Lender.

         7.02. Accounts Records and Verification Rights. The Debtor now keeps and shall at all times keep correct and accurate records regarding the Accounts and the financial payment records of the Account Debtors, all of which records shall be available during the Debtor's usual business hours to any of the Lender's officers, employees or agents upon twenty-four (24) hours notice. Any of Lender's officers, employees or agents shall have the right at any time or times hereafter, in Lender's name, in the name of a fictional nominee or in the name of the Debtor to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, facsimile or otherwise. The Debtor shall promptly notify the Lender of any amounts due and owing in excess of One Hundred Thousand and no/100 ($100,000) Dollars with respect to any Account Debtor which are in dispute for any reason.

         7.03. Collection of Accounts. Until such privilege is revoked by Lender as provided below, Debtor may, in the ordinary course of its business, adjust, settle and collect all Accounts. Upon the occurrence of an Event of Default, Lender may revoke such privilege without prior notice to Debtor. Debtor does hereby irrevocably designate, make, constitute and appoint Lender (and all Persons designated by Lender) as Debtor's true and lawful attorney-in-fact, upon the occurrence of an Event of Default, and in Debtor's or Lender's name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Debtor's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account;
(vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign Debtor's name upon any items of payment or proceeds thereof and to deposit the same to Lender's account on account of Debtor's Liabilities; (ix) endorse Debtor's name upon any chattel paper, documents, instrument, invoice, warehouse receipt, bill of lading, or similar document or agreement relating to any Account or any goods pertaining thereto; (x) sign Debtor's name on any verification of Accounts and notices thereof to Account Debtors; and (xi) do all acts and things which are necessary in Lender's sole discretion, to fulfill Debtor's Obligations under this Agreement.

         7.04. Notice to Account Debtors. Upon the occurrence of an Event of Default, Lender may, without prior notice to Debtor, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein. Lender may direct any or all Account Debtors to make all payments upon the Accounts directly to Lender. Lender agrees to promptly furnish Debtor with a copy of such notice.

         7.05. Non-Liability of Lender. Lender shall have no duty to determine the validity of any invoice, the authority of any shipper to ship goods to Debtor, or compliance with any order of Debtor. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties and Debtor hereby releases Lender from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except for Lender's gross negligence or willful misconduct.

         7.06. Perfection of Security Interests.

                  (a) Filing of Financing Statement. Debtor authorizes Lender to file any and all UCC financing statements, addenda, amendments, continuation statements, assignments, and/or termination statements as Lender shall, in its sole discretion, deem necessary to perfect, continue, amend, assign or terminate the security interest(s) granted by Debtor to Lender in the above described Collateral.

                  (b) Cooperation of Debtor. Debtor shall execute, acknowledge and deliver any and all such further conveyances, documents, instruments and assurances as Lender may reasonably require for accomplishing the purposes hereof, forthwith upon the written request of Lender. Upon any failure of Debtor to do so, Lender may execute, record, file, re-record and re-file any and all such documents for and in the name of Debtor, and Debtor hereby irrevocably appoints Lender as agent and attorney-in-fact of Debtor for the foregoing purposes.

                  (c)      Possession.

                           (i)      Debtor shall have possession of the
                                    Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession in addition to the filing of a financing statement.

                           (ii) Where Collateral is in the possession of a third party, Debtor will join with Lender in notifying the third party of Lender's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender.

                  (d) Control. Debtor will cooperate with Lender in obtaining control with respect to Collateral consisting of:

                           (i)      Deposit Accounts; and

                           (ii)     Investment Property; and

                           (ii)     Letter-of-Credit Rights; and

                           (iv)     Electronic Chattel Paper.

                  (e) Marking of Chattel Paper. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Lender indicating that Lender has a security interest in the Chattel Paper.

                             ARTICLE VIII -- DEFAULT

         8.01. Events of Default. The term "Events of Default" means any one of the following:

                  (a) Default in Payment of Obligations. Any failure to pay the entire amount then due (after a grace period, without notice, of TEN (10) DAYS) of any Obligation of the Debtor to Lender.

                  (b) Default Under Security Documents. Any default in the performance of any term, agreement, covenant or condition contained in this Agreement or in any guaranty or other Security Document after written notice and a thirty (30) day opportunity to cure, which the parties deem to be reasonable.

                  (c) Failure to Account for Collateral. The Debtor's failure to account promptly, when reasonably requested by Lender and to Lender's satisfaction, for any of the Collateral or proceeds thereof, but in no event more than TEN (10) days after Lender's request.

                  (d) Failure to Provide Information. The failure of Debtor promptly to provide Lender with such financial and other information when requested by the Lender, but in no event more than TEN (10) days after Lender's written request.

                  (e) Default on Other Debt. The Debtor shall fail to pay all or any part of the principal of or interest on any indebtedness of or assumed by the Debtor for borrowed money as and when due and payable, whether at maturity, by acceleration or otherwise, and the default shall not be cured within the period of grace, if any, specified in the evidence of the indebtedness.

                  (f) Default Under Other Agreements. The existence or declaration of a default under any agreement (including any mortgage, lease, land contract, security agreement or other arrangement) pertaining to the Collateral, and the default shall not be cured within the period of grace, if any, specified in such agreement.

                  (g) Representations or Statements False. If any representation, warranty, certificate, financial statement or other information made or given by Debtor or any guarantor or surety for the Obligations to Lender is materially incorrect or misleading or omits to state any fact necessary to keep the statements from being materially misleading.

                  (h) Dissolution of Debtor. The sale of all or substantially all of Debtor's or Guarantor's assets, or the dissolution, merger or consolidation of Debtor or any guarantor, or if any agreement for such sale of all or substantially all of Debtor's or of Guarantor's assets, or the dissolution, merger or consolidation of Debtor or any guarantor, is entered into without the prior written consent of Lender.

                  (i) Insolvency. If [1] the Debtor becomes insolvent or bankrupt, Debtor fails to pay its debts as they mature, or Debtor makes a general assignment for the benefit of, or entering into a composition or arrangement with, creditors; [2] the occurrence of any Insolvency Proceeding; provided, however, that if the bankruptcy or insolvency proceedings are involuntary, the Debtor shall have a period of sixty
                           (60) days after institution of the action to obtain an order dismissing the action.

                  (j) Change in Business. The occurrence of any Change in Control of Debtor or any substantial change in the existing or prospective business operations or financial condition of Debtor which Lender determines in good faith to have a Material Adverse Effect.

                  (k) Insolvency of Guarantor. The death, insolvency or bankruptcy of any Guarantor or surety of the Obligations.

                  (l) Termination of Guaranty. The termination or revocation of any guaranty securing any of the Obligations.

                  (m) Judgments. Any judgment equal to or exceeding Two Hundred Fifty Thousand and no/100 ($250,000.00) Dollars issued against Debtor which shall remain outstanding and unsatisfied, unbonded or unstayed for twenty-one (21) days after the date of entry of the judgment.

                  (n) Executions. Any execution, levy, attachment, writ of garnishment, appointment of a receiver or other proceedings obtained in connection with a judgment obtained against Debtor.

                  (o) Nonpayment of Taxes. Debtor fails to pay the full amount of any tax, fee or assessment due and owing to any federal, state or local governmental authority except as permitted in the Section entitled "Payment of Taxes."

                  (p) Tax Liens. Any tax lien, tax levy, jeopardy assessment, or other tax assessment issued against Debtor.

                  (q) Other Liens. The filing of any mortgage and/or financing statement by other(s) against the Collateral or any part of the Collateral after written notice thereof is given by the Lender to the Debtor and the Debtor fails to discharge such financing statement within THIRTY (30) DAYS from Debtor's receipt of such notice from the Lender.

                  (r) Casualty Losses. The Debtor shall suffer a casualty as to any material asset or assets used in the conduct of Debtor's business which is not, except for deductibles acceptable to the Lender, fully covered by insurance conforming to the requirements of the Lender and which will have a Material Adverse Effect.

                  (s) Insurance Cancelled. The cancellation or termination of any insurance required by Lender in any loan agreement or other Security Document.

                  (t) Overdrafts. Debtor's conduct in issuing checks or other withdrawals which would cause overdrafts or draws against uncollected funds in Debtor's checking, demand deposit or other bank accounts.

                  (u) Lender Insecure. If the Lender in good faith reasonably believes that the value of the Collateral securing the Obligations or the ability of the Debtor to pay or satisfy the Obligations to the Lender is or will soon be, impaired, time being of the essence.

                  (v) ERISA Violation. The occurrence of any "reportable event," as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guarantee Corporation of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and the reportable event is not corrected and the determination is not revoked within thirty (30) days after notice of the determination has been given to the Plan administrator or to Debtor; or the institution of an action by the Pension Benefit Guarantee Corporation to terminate any Plan or to appoint a trustee to administer a Plan; or the appointment of a trustee by the appropriate United States District Court to administer any Plan.

         8.02. Acceleration Upon Default. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, THE LENDER MAY DECLARE THE UNPAID BALANCE OF OBLIGATIONS TO BE IMMEDIATELY DUE AND PAYABLE WITHOUT NOTICE TO DEBTOR and upon any such declaration, without notice, the Note and all other Obligations of the Debtor to the Lender shall be immediately due and payable anything in this Agreement or any of the Security Documents to the contrary notwithstanding.

         8.03. Cross-Default With Other Agreements With Lender. Debtor expressly acknowledges and agrees that an Event of Default under this Agreement shall constitute a default in any other Security Document, agreement or instrument which may exist, now or in the future, between: (a) Debtor and Lender, or (b) any Guarantor and Lender, and that similarly, a breach of any such other Security Document, agreement or instrument shall constitute an Event of Default in this Agreement.

                       ARTICLE IX -- REMEDIES UPON DEFAULT

         9.01. Remedies Upon Default. Upon the occurrence of an Event of Default, or upon maturity of the Loan, Lender may at its sole discretion and without prior notice to Debtor exercise any one or more of the following rights and remedies:

                  (a) Exercise all the rights and remedies available to secured parties under the provisions of the UCC and other applicable law.

                  (b) Institute legal proceedings to foreclose upon and against any lien or security interest granted by this Agreement or any Security Document, to recover judgment for all amounts then due and owing as Obligations secured hereby, and to collect the same out of any of the Collateral or the proceeds of any sale thereof. If Lender seeks possession of any or all of the Collateral by court process, Debtor irrevocably waives any bond, surety, or security by Lender with respect to such court process even if a bond or surety is provided for by statute or court rule.

                  (c) Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all of the Collateral.

                  (d) Through its officers, employees, agents or attorneys, take possession of the Collateral and any records concerning the Collateral wherever they may be found, with or without process of law, using such force as may be necessary including forcible entry, and at its option, apply any Collateral against the Obligations or leave the Collateral on Debtor's premises (rendering it unusable by any reasonable means and without being responsible for loss or damage to such Collateral) and dispose of the Collateral from the premises. Further, if Lender so demands, Debtor will, at its own expense, forthwith assemble and deliver the Collateral or any designated portions of the Collateral (and any records concerning the Collateral) to Lender at a place designated by Lender reasonably convenient for Debtor.

                  (e) Hold, store and keep idle, or lease, operate, remove or otherwise use or permit the use of the Collateral or any part thereof, for such time and upon such terms as Lender may in its sole and complete discretion deem to be in its own best interest, and demand, collect, and retain all rent, interest, earnings, and other sums due and to become due in respect of the Collateral from any person, accounting only for net earnings, if any, (unless Collateral is retained in satisfaction of the Obligations, in which case no accounting will be necessary) arising from such use (which net earnings may be applied against Obligations) and charging against all receipts from the use of the same or from the sale thereof, by court proceedings or pursuant to sub-paragraph (f) below, all other costs, expenses, charges, damages, and other losses resulting from such use.

                  (f) Sell, lease and dispose of, or cause to be sold, leased and disposed of, all or any part of the Collateral at one or more public or private sales, leasings or other dispositions, at such places and times and on such terms and conditions as Lender may deem fit, without any previous demand or advertisement but with ten (10) days written notification to Debtor and the owner of such Collateral of any such sale, lease or other disposition. Except as specifically provided, all notice of sale, lease or other disposition and advertisement and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Lender to sell, lease or otherwise, dispose of the Collateral or as to the application by Lender of the proceeds of sale or otherwise, which would otherwise be required by or available to Debtor under applicable law are hereby expressly waived by Debtor to the fullest extent permitted by such law.

                  (g) Obtain the appointment of a receiver of the business and the Collateral of Debtor and of the leases, rent and profits to be derived from the Collateral. Lender's right to appointment of a receiver shall not be preconditioned upon notice or contest and shall be a remedy available without regard to the adequacy of any security for the Obligations. In addition to any other rights to which the receiver may be entitled, the receiver shall be authorized to sell, foreclose or complete foreclosure on all Collateral contemplated by this Agreement for Lender's benefit. The expenses of such receiver shall be incurred by Debtor and be an additional Obligation of Debtor. Debtor shall remain liable for any deficiency in full payment of the Obligations notwithstanding the appointment of any such receiver or any such sale or foreclosure.

                  (h) Exercise such further rights or remedies provided by any or all of the Security Documents.

                  (i) Set off against such credit balance or other money now or hereafter owing to Debtor by Lender or assignee of Lender. To this extent, Debtor hereby grants to Lender, as further security for the Obligations, a security interest and lien upon any credit balance and money now or hereafter owing to the Debtor by Lender or any assignee of Lender, and, in addition, agrees that Lender may, without prior notice or demand, set off as provided herein.

                  (j) Pursue any other remedy provided by law for the collection of the Obligations or any portion thereof, or for the recovery of any other sum to which Lender may be or become entitled for the breach of this Agreement by Debtor.

         9.02. Conduct of Sale. At any sale pursuant to this Article IX, whether under the power of sale or by virtue of judicial proceedings, it shall not be necessary for Lender or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Lender or such public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters therein stated (including, without limiting the generality of the foregoing, the amounts of the principal of and interest on the Note, the accrual and nonpayment thereof and advertisement and conduct of such sale in the manner provided herein and by applicable law); and all prerequisites to such sale shall be presumed to have been satisfied and performed. Upon any sale of any of the Collateral or any interest in the Collateral, the receipt of the officer making such sale under judicial proceedings or of

Lender shall be sufficient discharge to the purchaser for the purchase money, and purchaser shall not be obligated to see to the application of the proceeds of sale. Any sale of any of the Collateral or any interest in the Collateral shall forever be a perpetual bar with respect to such Collateral. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at the address shown in the preamble at least ten (10) days before the date of sale or disposition.

         9.03. Application of Proceeds of Collateral. Lender shall apply the net proceeds of any sale, or other disposition of Collateral, after deducting all costs and expenses of every kind incurred or incidental to the retaking, holding, preparing for sale, selling, leasing, collecting upon the Collateral, or in any way relating to the rights of Lender hereunder, including reasonable attorneys fees and legal expenses, to the payment of the Obligations in whole or in part, in such order as Lender may elect.

         9.04. Power of Attorney. Upon acceleration of the Note and for the purpose of assisting Lender in collection of the Obligations, Debtor irrevocably appoints Lender the true and lawful attorney-in-fact (with full power of substitution) in the name, place and stead of, and at the expense of Debtor:

                  (a) With respect to any Collateral, to assent to any or all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to the substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Lender shall deem advisable;

                  (b) To make all necessary transfers of all or any part of the Collateral in connection with any sale, lease or other disposition made pursuant hereto;

                  (c) To execute and deliver for value all necessary or appropriate bills of sale, assignments, and other instruments in connection with any such sale, lease or other disposition, Debtor hereby ratifying and confirming all that its said attorney (or substitute) shall lawfully do under this Agreement. Nevertheless, if so requested by Lender or a purchaser or lessor, Debtor shall ratify and confirm any sale, lease or other disposition by executing and delivering to Lender or such purchaser or lessor all proper bills of sale, assignments, releases, leases and other instruments as may be designated in any such request;

                  (d) To establish a United States Post Office Box in the name of Debtor but under the exclusive custody and control of Lender; to direct the Postmaster of the United States Post Office to forward to Lender all mail addressed to Debtor at the Post Office until Lender shall request possession of same; to open and dispose of all mail, however received by Lender, addressed to Debtor and to endorse any item, however received by Lender, representing any payment on the Collateral or the Proceeds or products of the Collateral.

This appointment of the Lender is declared to be the creation of an agency coupled with an interest and, as such, is irrevocable.

         9.05. Set-Off. In addition to any security interest granted and described in this Agreement, the Debtor grants to the Lender and Lender's Affiliates a security interest in all deposits, Instruments, letters of credit, negotiable instruments and Chattel Paper in which the Debtor has rights, and which at any time or from time to time are in possession or control of the Lender or Lender's Affiliates. Debtor also (a) acknowledges Lender's general right of set-off and (b) authorizes Lender or Lender's Affiliates to set-off any indebtedness to the Debtor with prompt notice to Debtor including, without limitation, any deposits or Accounts maintained by the Debtor with the Lender or Lender's Affiliates against any Obligations under the Note when due.

         9.06. Assemble Collateral. Upon the occurrence of an Event of Default, Debtor agrees, upon request of Lender, to assemble the Collateral and make it available to Lender at any place designated by Lender which is reasonably convenient to Lender.

         9.07. Remedies Cumulative. For purposes of this Section the term "remedy" or "remedies" includes, without limitation, all rights, remedies and benefits available to Lender under this Agreement, any Security Document or in law or equity. At any time after an Event of Default, Lender may commence an action against Debtor, Guarantors, or one of them or any combination of them, to enforce the payment of any sum or the performance of any of the Obligations, for the recovery of damages or for any other reason at any time or times and without regard to the existence of additional causes of action or whether or not all or any portion of the Obligations shall be due. Any such action by Lender shall not prejudice Lender's right thereafter to institute other suits (including foreclosure), or Lender's right to commence an actions based upon the same Event of Default on a future occasion or based upon any other Event of Default, or to exercise any other remedy. The remedies provided to Lender shall be cumulative, and shall not be exclusive of any other remedies allowed by law or equity, and all such remedies may be exercised either successively or concurrently. The exercise of any remedy by Lender shall not constitute a cure or waiver of the Event of Default by Debtor or any Guarantor or invalidate any act done pursuant to any notice of default, nor prejudice Lender in the exercise of any of its remedies. Lender shall not be required to proceed against any other person, or against any other security for the Obligations or pursue any remedy.

         9.08. Costs and Expenses Upon Default. Debtor shall pay to Lender on demand any and all expenses, including reasonable attorneys' fees and legal expenses, incurred or paid by the Lender in protecting or enforcing its rights upon or under the Obligations.

         9.09. Waiver of Certain Rights Upon Default. If the Lender seeks to take possession of any or all of the Collateral by court process, Debtor hereby irrevocably waives any bonds and any surety or security relating to such bond required by any statute or Court Rule.

                  ARTICLE X -- CHANGES IN LAW OR CIRCUMSTANCES

         10.01. LAWS AFFECTING LIBOR-BASED RATE ADVANCES. IF, AFTER THE DATE OF THIS AGREEMENT, THE INTRODUCTION OF, OR ANY CHANGE IN, ANY APPLICABLE LAW, RULE OR REGULATION OR IN THE INTERPRETATION OR ADMINISTRATION THEREOF BY ANY GOVERNMENTAL AUTHORITY CHARGED WITH THE INTERPRETATION OR ADMINISTRATION THEREOF, OR COMPLIANCE BY LENDER (OR ITS RESPECTIVE EUROCURRENCY LENDING OFFICES) WITH ANY REQUEST OR DIRECTIVE (WHETHER OR NOT HAVING THE FORCE OF LAW) OF ANY SUCH AUTHORITY, SHALL MAKE IT UNLAWFUL OR IMPRACTICAL FOR LENDER (OR ANY OF ITS RESPECTIVE EUROCURRENCY LENDING OFFICES) TO HONOR ITS OBLIGATIONS HEREUNDER TO MAKE OR MAINTAIN ANY ADVANCE WITH INTEREST AT THE LIBOR-BASED RATE, SUCH LENDER SHALL FORTHWITH GIVE NOTICE THEREOF TO DEBTOR. THEREAFTER, (a) THE OBLIGATIONS OF LENDER TO MAKE LIBOR-BASED RATE ADVANCES AND THE RIGHT OF DEBTOR TO CONVERT AN ADVANCE INTO OR REFUND AN ADVANCE AS A LIBOR-BASED RATE ADVANCE SHALL BE SUSPENDED AND THEREAFTER THE DEBTOR MAY SELECT AS APPLICABLE INTEREST RATES ONLY THOSE WHICH REMAIN AVAILABLE AND WHICH ARE PERMITTED TO BE SELECTED HEREUNDER, AND (b) IF THE LENDER MAY NOT LAWFULLY CONTINUE TO MAINTAIN AN ADVANCE AS A LIBOR-BASED RATE ADVANCE, THE APPLICABLE ADVANCE SHALL IMMEDIATELY BE CONVERTED TO A PRIME-BASED RATE ADVANCE AND THE PRIME RATE SHALL BE APPLICABLE THERETO. FOR PURPOSES OF THIS SECTION, A CHANGE IN LAW, RULE, REGULATION, INTERPRETATION OR ADMINISTRATION SHALL INCLUDE, WITHOUT LIMITATION, ANY CHANGE MADE OR WHICH BECOMES EFFECTIVE ON THE BASIS OF A LAW, RULE, REGULATION, INTERPRETATION OR ADMINISTRATION PRESENTLY IN FORCE, THE EFFECTIVE DATE OF WHICH CHANGE IS DELAYED BY THE TERMS OF SUCH LAW, RULE, REGULATION, INTERPRETATION OR ADMINISTRATION.

         10.02. INCREASED COST OF LIBOR-BASED RATE ADVANCES. IF THE ADOPTION AFTER THE DATE OF THIS AGREEMENT OF, OR ANY CHANGE AFTER THE DATE OF THIS AGREEMENT IN, ANY APPLICABLE LAW, RULE OR REGULATION OF OR IN THE INTERPRETATION OR ADMINISTRATION THEREOF BY ANY GOVERNMENTAL AUTHORITY CHARGED WITH THE INTERPRETATION OR

ADMINISTRATION THEREOF, OR COMPLIANCE BY THE LENDER (OR ANY OF ITS RESPECTIVE EUROCURRENCY LENDING OFFICES) WITH ANY REQUEST OR DIRECTIVE (WHETHER OR NOT HAVING THE FORCE OF LAW) MADE BY ANY SUCH AUTHORITY, CENTRAL BANK OR COMPARABLE AGENCY AFTER THE DATE HEREOF:

                  (a) SHALL SUBJECT THE LENDER (OR ANY OF ITS RESPECTIVE EUROCURRENCY LENDING OFFICES) TO ADDITIONAL TAX, DUTY OR OTHER CHARGE WITH RESPECT TO ANY ADVANCE OR SHALL CHANGE THE BASIS OF TAXATION OF PAYMENTS TO THE LENDER (OR ITS RESPECTIVE EUROCURRENCY LENDING OFFICES) OF THE PRINCIPAL OF OR INTEREST ON ANY ADVANCE OR ANY OTHER AMOUNTS DUE UNDER THIS AGREEMENT IN RESPECT THEREOF (EXCEPT FOR CHANGES IN THE RATE OF TAX ON THE OVERALL NET INCOME OF THE LENDER OR ITS RESPECTIVE EUROCURRENCY LENDING OFFICE IMPOSED BY THE JURISDICTION IN WHICH SUCH LENDER'S PRINCIPAL EXECUTIVE OFFICE OR EUROCURRENCY LENDING OFFICES IS LOCATED; OR

                  (b) SHALL IMPOSE, MODIFY OR DEEM APPLICABLE ANY RESERVE NOT IN EXISTENCE OF THE DATE HEREOF (INCLUDING, WITHOUT LIMITATION, ANY IMPOSED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM), SPECIAL DEPOSIT OR SIMILAR REQUIREMENT AGAINST ASSETS OF, DEPOSITS WITH OR FOR THE ACCOUNT OF, OR CREDIT EXTENDED BY, THE LENDER (OR ITS RESPECTIVE EUROCURRENCY LENDING OFFICES) OR THE FOREIGN EXCHANGE AND INTERBANK MARKETS ANY OTHER CONDITION AFFECTING ANY ADVANCE;

AND THE RESULT OF ANY OF THE FOREGOING IS TO INCREASE THE COSTS TO THE LENDER BEYOND THOSE EXISTING ON THE DATE HEREOF OF MAINTAINING ANY PART OF THE OBLIGATIONS AS A LIBOR-BASED RATE ADVANCE OR TO REDUCE THE AMOUNT OF ANY SUM RECEIVED OR RECEIVABLE BY THE LENDER UNDER THIS AGREEMENT IN RESPECT TO A LIBOR-BASED RATE ADVANCE, THEN LENDER SHALL PROMPTLY NOTIFY THE DEBTOR OF SUCH FACT AND DEMAND COMPENSATION THEREFOR AND, WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE, THE DEBTOR AGREES TO PAY TO LENDER SUCH ADDITIONAL AMOUNT OR AMOUNTS AS WILL COMPENSATE LENDER FOR SUCH INCREASED COST OR REDUCTION. A CERTIFICATE OF LENDER SETTING FORTH THE BASIS FOR DETERMINING SUCH ADDITIONAL AMOUNT OR AMOUNTS NECESSARY TO COMPENSATE LENDER SHALL BE CONCLUSIVELY PRESUMED TO BE CORRECT SAVE FOR MANIFEST ERROR IN COMPUTATION. FOR PURPOSES OF THIS SECTION, A CHANGE IN LAW, RULE, REGULATION, INTERPRETATION, ADMINISTRATION, REQUEST OR DIRECTIVE SHALL INCLUDE, WITHOUT LIMITATION, ANY CHANGE MADE OR WHICH BECOMES EFFECTIVE ON THE BASIS OF A LAW, RULE, REGULATION, INTERPRETATION, ADMINISTRATION, REQUEST OR DIRECTIVE PRESENTLY IN FORCE, THE EFFECTIVE DATE OF WHICH CHANGE IS DELAYED BY THE TERMS OF SUCH LAW, RULE, REGULATION, INTERPRETATION, ADMINISTRATION, REQUEST OR DIRECTIVE.

         10.03. Capital Adequacy and Other Increased Costs. If after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Lender, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Lender (or any corporation controlling Lender) and Lender determines that the amount of such capital is increased by or based upon the existence of Lender's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on Lender's (or its controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which Lender (or its controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender to be material (collectively, "Increased Costs"), then Lender shall notify the Debtor, and thereafter the Debtor shall pay to Lender from time to time, upon request by such Lender additional amounts sufficient to compensate such Lender (or its controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender reasonably determines to be allocable to the existence of Lender's obligations or Advances hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by Lender shall be submitted by Lender to the Debtor reasonably promptly after becoming aware of any event described in this
Section 10.03 and shall be conclusive, absent manifest error in computation.

                        ARTICLE XI -- GENERAL PROVISIONS

         11.01. Compliance With Lender Agreements. Debtor acknowledges, and represents and warrants to Lender, that it has read, and agrees to fully comply with this Agreement, the Security Documents, and all other agreements between Debtor and Lender. Guarantor acknowledges, and represents and warrants to Lender that he has read, and agrees to fully comply with this Agreement, and to fully comply with those provisions of the Security Documents applicable to Guarantor. Debtor and Guarantor acknowledge that by signing this Agreement and other Security Documents they are waiving certain rights, benefits or immunities provided by law, and they specifically agree to be bound by the waivers set forth in this Agreement and the Security Documents.

         11.02. Term of Agreement and Survival. Unless superseded by a later commercial loan agreement, this Agreement shall continue in full force and effect until all of Debtor's Obligations to Lender are fully satisfied and the Notes are fully repaid. Further, Debtor and Guarantor acknowledge and agree that certain of Debtor's Obligations to the Lender survive the delivery of the Note, the making of each advance and the repayment of the

Note as specifically set forth in this Agreement. Lender shall not release its lien against any Collateral until Debtor shall have paid, satisfied, and performed all Obligations, except as otherwise specifically provided in this Agreement.

         11.03. Closing Expenses and Attorneys' Fees. The Debtor shall be responsible for the payment of all fees and out-of-pocket disbursements, including without limitation recording fees, surveys, title insurance policy premiums and appraisals incurred by the Lender in connection with this Agreement, including the reasonable attorney's fees of counsel for the Lender.

         11.04. Expenses During Administration of Loan; Indemnification. Debtor acknowledges that from time to time during the administration of the Loan, Lender may incur out-of-pocket expenses for things such as UCC searches, title searches, expenses for audits by accountants, appraisers, amendments to security documents, attorney's fees and other out-of-pocket expenses. Debtor agrees to reimburse Lender for such reasonable fees, costs and expenses upon demand which are deemed part of the "Obligations" of Debtor. Upon any failure by Debtor to observe or perform any requirement of this Agreement or if any representation in this Agreement is or becomes false, Lender may, at its option and in any manner reasonable under the circumstances, make any advance or incur any expense or otherwise act in its judgment as may seem advisable to protect Lender's security interest in any of the Collateral or carry out the covenants of Debtor or make true any representation of Debtor. All advances, costs and expenses (including reasonable attorney's fees) made, paid or incurred by Lender under this Agreement for the protection of Lender's security or rights in connection with the Collateral or in foreclosure proceedings commenced and subsequently abandoned, or in any dispute or litigation to which Lender or the holder of the Note may become involved by reason of or arising out of this Agreement (including any action by Debtor against Lender or Lender's Affiliates), or to carry out any Obligation of Debtor, shall be paid by Debtor to Lender upon demand with interest from the date of advance or payment by Lender, until repaid, at the maximum default rate provided in the Note. Debtor agrees to indemnify, defend and save harmless from all loss, cost, damage, liability or expenses, including reasonable in-house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by the Lender by reason of: (i) an Event of Default; or (ii) any breach of any representation or warranty in this Agreement or any Security Documents; or (iii) enforcing the obligations of Debtor or any Affiliate under this Agreement or any of the other Security Documents; or (iv) in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Security Documents. All sums payable by Debtor to the Lender under this Section shall be additional Obligations of Debtor, secured by the Collateral. Nothing in this Section shall require Lender to incur any cost or expense or take any such action. The Obligations of Debtor under this Section shall survive repayment of the Note.

         11.05. Lender's Right to Appear. If an action or proceeding (including a court action, arbitration or administrative proceeding) is instituted or threatened in which any party makes a claim or seeks any recovery or conclusion which would affect the rights, duties, liabilities or security of the parties to this Agreement, Lender shall have the right to appear in, intervene in, defend or resolve the action or proceeding. Lender shall also have the right to commence legal proceedings with respect to any of the rights, duties, liabilities or securities of any of the parties to this Agreement whenever it shall appear that such action by the Lender will or may serve to protect the rights of the Lender under this Agreement or any Security Document. Debtor shall pay to Lender all expenses and costs, including without limitation Lender's reasonable attorneys fees incurred in connection with any of these actions or proceedings and the cost or expense of any judgment, settlement or resolution of any such pending or threatened action or proceeding upon demand with interest from the date of advance or payment by Lender, until repaid by Debtor, at the maximum default rate provided in the Note. All sums payable by Debtor to the Lender under this Section shall be additional Obligations of Debtor, secured by the Collateral. Nothing in this Section shall require Lender to incur any cost or expense or take any such action. The Obligations of Debtor under this Section shall survive repayment of the Note.

         11.06. Attorney's Fees. Whenever this Agreement or any of the Security Documents refers to "reasonable attorney's fees," such fees shall be deemed to include the allocated cost of in-house attorneys for Lender, costs of litigation and paralegal fees.

         11.07. Credit Inquiries. Debtor further authorizes banks, trade creditors, accountants, other credit granting institutions or other persons to provide financial and other information to Lender regarding Debtor. Similarly, Debtor authorizes Lender to provide credit reports, financial and other information pertaining to Debtor to trade creditors or other persons.

         11.08. Participations. In addition to its rights to assign duties and rights under other provisions of this Agreement, Lender shall have the right to enter into a participation agreement with any bank or financial institution with respect to the Notes, but such participation shall not affect the rights and duties of Lender hereunder vis-a-vis the Debtor.

         11.09. Successors. The provisions of this Agreement shall inure to the benefit of Lender and its successors, assigns, or any holder of the Note(s). The provisions of this Agreement shall inure to the benefit of Debtor, and shall be binding upon Debtor's successors and assigns, but no successor or assignee shall be entitled to enforce any right or remedy of Debtor under or by reason of this Agreement unless they shall have first obtained Lender's written consent to succeed to such rights and remedies.

         11.10. Debtor-Creditor Relationship; No Third Party Beneficiaries. The relationship between the Debtor and Lender is, and at all times shall remain, solely that of debtor and creditor, and shall not be, or construed to be, a joint venture, equity venture, partnership, fiduciary or other relationship of any nature. Lender neither undertakes nor assumes any responsibility or duty to Debtor, Guarantor or to any other person with respect to the Collateral, Debtor's financial condition or Debtor's operations. This Agreement grants Lender certain rights as a creditor such as the right to inspect Debtor's premises, review Debtor's Books, to approve of certain matters, and so forth. These rights are granted Lender for the exclusive benefit of Lender and to preserve Lender's rights as a creditor loaning money to Debtor, and not for the benefit of Debtor, Guarantors or any other person. Nothing in this Agreement shall require or obligate Lender to inspect Debtor's premises or Debtor's Books. Debtor acknowledges and agrees that:

                  (a) Debtor is relying entirely upon Debtor's own judgment and is solely responsible with regard to Debtor's operations and financial condition, all matters relating to the Collateral and Debtor's property, including the conduct of Debtor and its agents and employees;

                  (b) Acceptance, approval or review by the Lender of any documents, information, conditions or performance or any other action by the Lender under this Agreement or the Security Documents are for the purposes of administration of the Loan only and for the sole protection of the Lender, and shall not constitute a representation or warranty by the Lender to the Debtor, Guarantor or any other person or be relied upon by the Debtor, Guarantor or any other person for any other purpose; and

                  (c) Lender does not owe any duty of care to protect the Debtor or any other person for any loss, damage, liability or claim of any kind as a result of any negligent, faulty, inadequate or defective design, building, construction of Debtor's property; or of the improper application of all or any portion of the Loan.

This Agreement is made exclusively for the benefit of the Lender, its successors and assigns, and the Debtor, and no other person shall have any rights of any nature under or by reason of this Agreement or any other Security Document, or the right to enforce the provisions of this Agreement or any other Security Document by action or legal proceedings or otherwise, or to rely on any representations, certifications, warranties or determinations which may be made under the Agreement. Guarantor is signing this Agreement for the sole purpose of binding himself to those sections of this Agreement which benefit the Lender and which are specifically applicable to the Guarantor, and for no other reason. The Lender shall not be liable to any Guarantor, trade creditor, materialman, supplier or other person dealing with Debtor. There shall be no third-party beneficiary of this Agreement, express or implied.

         11.11. Nature of Commitment. With respect to the loan and the Advances, Lender's agreement to make any Advance, as provided in Article II above, shall be deemed to be pursuant to a contract to make a loan or to extend debt financing or financial accommodations to or for the benefit of Debtor within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the United States Bankruptcy Code, 11 USC Section 101 et seq.

         11.12. Loan Agreement Controls. Anything contained in any Security Document to the contrary notwithstanding, if there is any express conflict between the terms and provisions of such other Security Document and those contained in this Agreement, the terms and provisions of this Agreement shall govern and control; provided, that if there is an express conflict between those terms and provisions contained in this Agreement and the Note or any Guaranty, the terms and provisions contained in the Note or Guaranty shall govern and control.

         11.13. Time of Essence. Time is of the essence with regard to each and every provision of the Agreement.

         11.14. Headings. The table of contents and the titles and captions of the various articles and sections of this Agreement are inserted for convenience only and are not a part of this Agreement, nor shall they be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         11.15. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument. This Agreement may be signed in more than one document, and all such documents shall be deemed an original.

         11.16. Usury Savings Clause. It is not intended by this Agreement or the Note to impose upon Debtor any obligation to pay interest in excess of the maximum rate of interest permitted by applicable laws. It is the intention of Debtor and Lender to conform strictly to state and federal usury laws applicable to this loan transaction in permitting the highest rate of interest. Accordingly, the aggregate of all interest as determined under applicable law, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Note, or in any of the documents securing payment of the Note or otherwise relating to this Loan transaction then in such event (a) the provisions of this paragraph shall govern and control, (b) neither the Debtor nor the

Debtor's successors and assigns or any other party liable for the payment of the Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law and (c) the Applicable Interest Rate shall be automatically subject to reduction to the maximum lawful contract rate allowed under such laws, as now or subsequently construed by courts of appropriate jurisdiction. If the Lender should in good faith and by reference to the provisions of law or an adjudication determine that the maximum permissible rate of interest has been exceeded, the Lender shall thereupon have the option of declaring the unpaid balance of the Note to be immediately due and payable.

         11.17. Covenant Independence. Each provision in this Agreement shall be deemed to be independent of any other provision, and an exception in one provision shall not create an exception in another provision.

         11.18. Partial Illegality. The invalidity of any of the provisions or clauses in this Agreement shall not affect any remaining provisions, clauses or applications which can be given effect without the invalid provision or clause. To this end the provisions of this Agreement are declared to be severable.

         11.19. Refinancing. Debtor acknowledges that Lender has made no representations, warranties or agreements concerning refinancing or extending the due date of the Obligations. Notwithstanding anything in this Agreement, the Note, the Security Documents or any negotiations or correspondence to the contrary, Debtor shall pay and completely satisfy the Obligations on or before the Revolving Credit Maturity Date and the Business Card Loan Maturity Date as set forth in the Revolving Credit Note and the Term Note, respectively.

         11.20. Waivers and Forbearance. No forbearance by Lender in exercising any of its rights or remedies under this Agreement or any Security Document, nor any renewal, extension, or rearrangement of any payment to be made under any Note, nor any acceptance by Lender of any payment in an amount less than the amount then due shall constitute a waiver of any of the terms or of any of Lender's rights or remedies under this Agreement or any Security Document. The Lender shall not by any act or omission or commission be deemed to waive any of its rights or remedies, or any Event of Default, unless such waiver is in writing and signed and delivered by an officer of the Lender and then only to the extent specifically set forth in the writing. No waiver of any Event of Default or indulgence by Lender shall operate as a waiver of the same Event of Default on a future occasion, or as a waiver of any other Event of Default. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of it or the exercise of any other right or remedy.

         11.21. Entire Agreement. This Agreement, including all written agreements, instruments and documents referred to in this Agreement and all recitals (which are hereby incorporated as covenants of the parties), is the ENTIRE UNDERSTANDING AND FINAL AGREEMENT BETWEEN THE PARTIES relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations or understandings between the parties relating to the subject matter of this Agreement. THIS AGREEMENT MAY NOT BE VARIED, CONTRADICTED, ADDED TO OR MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN DEBTOR AND LENDER. Debtor and Lender agree that this Agreement is a contract within the meaning of the Michigan Statute of Frauds (MCLA 566.132(2); MSA 26.922(2)), and further agree that this Agreement may be amended, supplemented or modified only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

         11.22. Notices. Except as to notices where the manner of service is prescribed by statute or court rule, any notice, demand or communication (collectively, "Notice") under or in connection with this Loan Agreement or any other Security Document shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address or telecopier number by any of the following means:

                  (a)      hand delivery;

                  (b) registered or certified mail, postage prepaid and return receipt requested;

                  (c)      first class mail, postage prepaid;

                  (d) Federal Express, Airborne Express or like nationally recognized overnight courier service; or

                  (e) telecopy (facsimile transmission), confirmed by first class mail, postage prepaid.

         All communications must be addressed as follows (unless and until either of such parties advises the other in writing of a change in such address):

                  (a)      if to Debtor, addressed as follows:

                           Superior Consultant Company, Inc.
                           17570 W. 12 Mile Road
                           Southfield, MI 48076
                           Attention: Richard Sorensen
                           Telecopier: (248) 226-4009

                           With a courtesy copy to:

                           Richard Saslow, Esq., General Counsel
                           Superior Consultant Company, Inc.
                           17570 W. 12 Mile Road
                           Southfield, MI 48076
                           Telecopier: (248) 226-8459

                  (c)      if to Guarantor, addressed as follows:

                           Superior Consultant Holdings Corporation
                           Comtrust, LLC
                           17570 W. 12 Mile Road
                           Southfield, MI 48076
                           Attention:  Richard Sorenson
                           Telecopier:  (248) 226-4009

                  (d)      if to the Lender, addressed as follows:

                           Fifth Third Bank
                           1000 Town Center, MD TWN5G
                           Southfield, MI 48075
                           Attention:  Cheryl Holm, Vice President
                           Telecopier: (248) 603-0549

                           With a courtesy copy to:

                           James L. Allen, Esq.
                           Plunkett & Cooney, P.C.
                           38505 Woodward, Suite 2000
                           Bloomfield Hills, MI 48304
                           Telecopier: (248) 901-4040

Notice made in accordance with this Section shall be deemed delivered upon receipt if delivered by hand or facsimile transmission; two (2) business days after mailing if mailed by first class, registered or certified mail; or one (1) business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Any party may change the address to which Notices are to be sent by notice in writing to all parties to this Loan Agreement, in accordance with the foregoing. Debtor and Guarantors shall notify Lender in writing of any change in their mailing address as set forth above. This notice provision shall be inapplicable to any judicial or nonjudicial proceeding or Michigan statutes governing the manner and timing of notices in foreclosure or other proceedings or actions. Nothing in this Section requires Lender, or shall be interpreted as requiring Lender, to provide Notice to Debtor where such Notice was waived or not required under any other Sections of this Agreement or by law.

         11.23. Further Assurances. Debtor shall execute and deliver to Lender, concurrent with Debtor's execution of this Agreement and at any time or times subsequently requested by Lender, all financing statements, continuation financing statements, fixture filings, security agreements, mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Security Documents. The Obligations of the Debtor under this section survive repayment of the Note.

         11.24. Appointment of Attorney-in Fact. Debtor irrevocably appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Debtor's attorney-in-fact with authority to sign the name of Debtor on any of the documents described in the preceding section or on any other similar documents. The appointment of the Lender as the Debtor's attorney-in-fact by virtue of this section is declared to be the creation of an agency coupled with an interest and, as such, is irrevocable. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect.

         11.25. Cross-Collateral. All security, including guaranties, mortgages, security agreements, financing statements, pledges and other arrangements for collateral, security and suretyships, and the liens, security interests and encumbrances created or reflected under them in existence prior to, as of, or subsequent to the date of this Agreement shall, unless specifically discharged or terminated by the Lender, constitute continuing, additional and supplemental security for the Note(s) contemplated by this Agreement and for all other Obligations. Debtor and Lender agree that all Collateral secures all of Debtor's Obligations to the Lender. It is the express intent of the parties to cross-collateralize all of Debtor's Obligations to the Lender regardless of whether or not the other collateral is related to or of the same class or kind.

         11.26. Release of Claims Against Lender. In consideration of the Lender making or continuing the Loans described in this Agreement, Debtor and the Guarantors do each waive, release and affirmatively agree not to allege or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that they may have, or claim to have for any and all claims, harm, injury and damage of any and every kind, known or unknown, legal or equitable, which Debtor or any of the Guarantors have against the Lender from the date of Debtor's first contact with Lender up to the date of this Agreement. Debtor and the Guarantors confirm to Lender that they have reviewed the effect of this waiver, release and covenant not to sue with competent legal counsel of their choice, or have been afforded the opportunity to do so, before signing this Agreement and the Security Documents and each acknowledge and agree that Lender is relying upon this release in extending or continuing the Loans to Debtor. The provisions of this Section shall survive repayment of the Note.

         11.27. Lender's Liability. Debtor and Guarantors agree that each of them shall have been deemed to have permanently and conclusively waived any right to pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of actions, set-offs or other rights that they may have, or claim to have, against the Lender unless a written notice specifically setting forth the grievance of the Debtor or Guarantors, as the case may be, shall have been given to the Lender within thirty (30) days after the occurrence of the event which the Debtor, or the Guarantors, alleges gave rise to the grievance.

         Debtor and Guarantors and Bank specifically waive any right to assert any claim or demand for incidental, consequential or exemplary damages. Nothing in this section, or in any other section of this Agreement, shall grant, or be deemed to grant, standing to any Guarantor to assert the rights or claimed rights of Debtor against Lender under this Agreement or otherwise. Debtor and the Guarantors confirm to Lender that they have reviewed the effect of this limitation of remedies with competent legal counsel of their choice, or have been afforded the opportunity to do so, before signing this Agreement and the Security Documents and each acknowledge and agree that the Lender is relying upon this limitation of remedies in extending or continuing the Loans to Debtor. The provisions of this Section shall survive repayment of the Note.

         11.28. Release and Discharge. Upon full payment of the Note and performance by Debtor of all its other Obligations, the parties to this Agreement shall thereupon automatically each be fully, finally and forever released and discharged from any claim, liability or obligation in connection with this Agreement (except that Debtor and the Guarantor remain liable to Lender for those Obligations specifically set forth in this Agreement as surviving repayment of the Note).

         11.29. Venue of Action. If an action or proceeding is brought by or against the Lender with respect to this Agreement, the Note or any of the Security Documents, the parties signing this Agreement (subsequently "parties") agree that such action or proceeding may be brought in OAKLAND County Circuit Court, or the United States District Court for the Eastern District of Michigan. The parties submit to the non-exclusive jurisdiction of such courts for the purpose of such action or proceeding. The parties irrevocably waive any objection which they may now or in the future have to the venue of any such action or proceeding and irrevocably waive any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum. Debtor and the Guarantor irrevocably consent(s) to service of process in any action or proceeding in such court by the mailing of the pleadings by registered or certified mail, postage prepaid, to the addresses set forth in this Agreement (unless notice of new addresses are furnished as set forth above). The provisions of this Section shall survive repayment of the Note.

         11.30. Governing Law. This Agreement and Notes issued under it shall be governed by, construed and enforced in accordance with the laws of the State of Michigan.

         11.31. WAIVER OF JURY TRIAL. DEBTOR AND THE GUARANTOR DO EACH KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE THEIR CONSTITUTIONAL AND ALL OTHER RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CROSS-CLAIM OR COUNTERCLAIM (1) ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, ANY SECURITY DOCUMENT OR OTHER DOCUMENT CONTEMPLATED BY THIS AGREEMENT, (2) RELATING DIRECTLY OR INDIRECTLY TO TRANSACTIONS UNDER THIS AGREEMENT, OR (3) WHICH RELATES IN ANY WAY TO THE CONDUCT OF THE LOAN OR ANY OTHER RELATIONSHIP BETWEEN OR AMONG THE PARTIES. DEBTOR AND THE GUARANTOR AGREE THAT ANY LITIGATION BETWEEN OR AMONG THE PARTIES SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. NEITHER DEBTOR NOR THE GUARANTOR SHALL ATTEMPT TO CIRCUMVENT THIS WAIVER BY SEEKING TO CONSOLIDATE LAWSUITS, OR BY ANY OTHER PROCEDURE. LENDER SHALL NOT BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PRESIDENT OF LENDER. DEBTOR AND THE GUARANTOR CONFIRM TO LENDER THAT THEY HAVE REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WITH COMPETENT LEGAL COUNSEL OF THEIR CHOICE, OR HAVE BEEN AFFORDED THE OPPORTUNITY TO DO SO, BEFORE SIGNING THIS AGREEMENT AND THE SECURITY DOCUMENTS AND EACH ACKNOWLEDGE AND AGREE THAT LENDER IS RELYING UPON THIS WAIVER IN EXTENDING OR CONTINUING THE LOANS TO DEBTOR. THE PROVISIONS OF THIS SECTION SHALL SURVIVE REPAYMENT OF THE NOTE.

Signed and delivered on the date set forth above.

                                   By signing below, we acknowledge that we have read and understand this Agreement, and we agree to be bound by the provisions of this agreement including the waiver of our right to a jury trial.

                                   "DEBTOR"

                                   SUPERIOR CONSULTANT COMPANY, INC.,
                                   a Michigan corporation

                                   By:
                                      -----------------------------------------
                                         Richard D. Helppie
                                   Its:  Chief Executive Officer

                                   "GUARANTOR"

                                   SUPERIOR CONSULTANT HOLDINGS
                                   CORPORATION, a Delaware corporation

                                   By:
                                      -----------------------------------------
                                            Richard D. Helppie
                                   Its:     Chief Executive Officer

                                   COMTRUST, LLC,
                                   a Michigan limited liability

                                   By:      Its Sole Member
                                   SUPERIOR CONSULTANT COMPANY, INC.,
                                   a Michigan corporation

                                   By:
                                      -----------------------------------------
                                            Richard D. Helppie
                                   Its:     Chief Executive Officer

                                   Accepted:

                                   "LENDER"

                                   FIFTH THIRD BANK, a Michigan banking
                                   corporation

                                   By:
                                      -----------------------------------------
                                            Cheryl Holm
                                   Its:     Vice President